                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

================================================================================

                                  $470,000,000

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 1, 2004,

                           AMENDED AND RESTATED AS OF
                                  JULY 26, 2005

                       FURTHER AMENDED AND RESTATED AS OF
                                NOVEMBER 30, 2005

                                      AMONG

                            REGENCY GAS SERVICES LLC,
                                  AS BORROWER,

                             REGENCY ACQUISITION LLC
                                       AND
                       THE OTHER GUARANTORS PARTY HERETO,
                                 AS GUARANTORS,

                            THE LENDERS PARTY HERETO,

                               UBS SECURITIES LLC,
                          AS ARRANGER AND BOOKMANAGER,

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT,

                            FORTIS CAPITAL CORP. AND
                           NATEXIS BANQUES POPULAIRES,
                           AS CO-DOCUMENTATION AGENTS

                                       AND

                              UBS LOAN FINANCE LLC,
                               AS SWINGLINE LENDER

                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                               New York, NY 10005

================================================================================

                                TABLE OF CONTENTS

Section                                                                     Page
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
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01    DEFINED TERMS............................................      2
SECTION 1.02    CLASSIFICATION OF LOANS AND BORROWINGS...................     39
SECTION 1.03    TERMS GENERALLY..........................................     39
SECTION 1.04    ACCOUNTING TERMS; GAAP...................................     39
SECTION 1.05    RESOLUTION OF DRAFTING AMBIGUITIES.......................     39

                                   ARTICLE II
                                   THE CREDITS

SECTION 2.01    COMMITMENTS..............................................     40
SECTION 2.02    LOANS....................................................     40
SECTION 2.03    BORROWING PROCEDURE......................................     41
SECTION 2.04    EVIDENCE OF DEBT; REPAYMENT OF LOANS.....................     42
SECTION 2.05    FEES.....................................................     43
SECTION 2.06    INTEREST ON LOANS........................................     44
SECTION 2.07    TERMINATION AND REDUCTION OF COMMITMENTS.................     44
SECTION 2.08    INTEREST ELECTIONS.......................................     45
SECTION 2.09    [INTENTIONALLY OMITTED]..................................     46
SECTION 2.10    OPTIONAL AND MANDATORY PREPAYMENTS OF LOANS..............     46
SECTION 2.11    ALTERNATE RATE OF INTEREST...............................     49
SECTION 2.12    YIELD PROTECTION.........................................     49
SECTION 2.13    BREAKAGE PAYMENTS........................................     51
SECTION 2.14    PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
                   SETOFFS...............................................     51
SECTION 2.15    TAXES....................................................     53
SECTION 2.16    MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS...........     54
SECTION 2.17    SWINGLINE LOANS..........................................     55
SECTION 2.18    LETTERS OF CREDIT........................................     56
SECTION 2.19    INCREASE IN COMMITMENTS..................................     62
SECTION 2.20    MODIFICATION OF REVOLVING LOAN...........................     64

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01    ORGANIZATION; POWERS.....................................     65
SECTION 3.02    AUTHORIZATION; ENFORCEABILITY............................     65
SECTION 3.03    NO CONFLICTS.............................................     65
SECTION 3.04    FINANCIAL STATEMENTS; PROJECTIONS........................     65
SECTION 3.05    PROPERTIES...............................................     66
SECTION 3.06    INTELLECTUAL PROPERTY....................................     67
SECTION 3.07    EQUITY INTERESTS AND SUBSIDIARIES........................     68

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
Section                                                                     Page
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
SECTION 3.08    LITIGATION; COMPLIANCE WITH LAWS.........................     68
SECTION 3.09    AGREEMENTS...............................................     69
SECTION 3.10    FEDERAL RESERVE REGULATIONS..............................     69
SECTION 3.11    INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY
                   ACT...................................................     69
SECTION 3.12    USE OF PROCEEDS..........................................     69
SECTION 3.13    TAXES....................................................     70
SECTION 3.14    NO MATERIAL MISSTATEMENTS................................     70
SECTION 3.15    LABOR MATTERS............................................     70
SECTION 3.16    SOLVENCY.................................................     70
SECTION 3.17    EMPLOYEE BENEFIT PLANS...................................     71
SECTION 3.18    ENVIRONMENTAL MATTERS....................................     71
SECTION 3.19    INSURANCE................................................     72
SECTION 3.20    SECURITY DOCUMENTS.......................................     73
SECTION 3.21    ACQUISITION DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN
                   ACQUISITION AGREEMENT.................................     74
SECTION 3.22    ANTI-TERRORISM LAW.......................................     74

                                   ARTICLE IV
           CONDITIONS TO CREDIT EXTENSIONS; AMENDMENT AND RESTATEMENT

SECTION 4.01    CONDITIONS TO INITIAL CREDIT EXTENSION...................     75
SECTION 4.02    CONDITIONS TO ALL CREDIT EXTENSIONS AND AMENDMENT
                   EFFECTIVENESS DATE....................................     75
SECTION 4.03    CONDITIONS TO CREDIT EXTENSIONS UNDER NEW TERM LOAN
                   COMMITMENTS...........................................     76
SECTION 4.04    CONDITIONS TO AMENDMENT AND RESTATEMENT..................     76

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

SECTION 5.01    FINANCIAL STATEMENTS, REPORTS, ETC.......................     76
SECTION 5.02    LITIGATION AND OTHER NOTICES.............................     78
SECTION 5.03    EXISTENCE; BUSINESSES AND PROPERTIES.....................     79
SECTION 5.04    INSURANCE................................................     80
SECTION 5.05    OBLIGATIONS AND TAXES....................................     81
SECTION 5.06    EMPLOYEE BENEFITS........................................     81
SECTION 5.07    MAINTAINING RECORDS; ACCESS TO PROPERTIES AND
                   INSPECTIONS...........................................     82
SECTION 5.08    USE OF PROCEEDS..........................................     82
SECTION 5.09    COMPLIANCE WITH ENVIRONMENTAL LAWS; ENVIRONMENTAL
                   REPORTS...............................................     82
SECTION 5.10    INTEREST RATE PROTECTION.................................     83
SECTION 5.11    ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS.............     83
SECTION 5.12    SECURITY INTERESTS; FURTHER ASSURANCES...................     85
SECTION 5.13    INFORMATION REGARDING COLLATERAL.........................     85

                                   ARTICLE VI
                               NEGATIVE COVENANTS

SECTION 6.01    INDEBTEDNESS.............................................     86

Section                                                                     Page
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
SECTION 6.02    LIENS....................................................     88
SECTION 6.03    SALE AND LEASEBACK TRANSACTIONS..........................     91
SECTION 6.04    INVESTMENT, LOAN AND ADVANCES............................     91
SECTION 6.05    MERGERS AND CONSOLIDATIONS; DISSOLUTION..................     92
SECTION 6.06    ASSET SALES..............................................     93
SECTION 6.07    ACQUISITIONS.............................................     94
SECTION 6.08    DIVIDENDS................................................     94
SECTION 6.09    TRANSACTIONS WITH AFFILIATES.............................     95
SECTION 6.10    FINANCIAL COVENANTS......................................     96
SECTION 6.11    PREPAYMENTS OF OTHER INDEBTEDNESS; MODIFICATIONS OF
                   ORGANIZATIONAL DOCUMENTS AND OTHER DOCUMENTS, ETC.....     98
SECTION 6.12    LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES.......     99
SECTION 6.13    LIMITATION ON ISSUANCE OF CAPITAL STOCK..................     99
SECTION 6.14    LIMITATION ON CREATION OF SUBSIDIARIES...................    100
SECTION 6.15    BUSINESS.................................................    100
SECTION 6.16    LIMITATION ON ACCOUNTING CHANGES.........................    100
SECTION 6.17    FISCAL YEAR..............................................    100
SECTION 6.18    NO FURTHER NEGATIVE PLEDGE...............................    100
SECTION 6.19    ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING................    101
SECTION 6.20    EMBARGOED PERSON.........................................    101

                                   ARTICLE VII
                                    GUARANTEE

SECTION 7.01    THE GUARANTEE............................................    102
SECTION 7.02    OBLIGATIONS UNCONDITIONAL................................    102
SECTION 7.03    REINSTATEMENT............................................    103
SECTION 7.04    SUBROGATION; SUBORDINATION...............................    103
SECTION 7.05    REMEDIES.................................................    103
SECTION 7.06    INSTRUMENT FOR THE PAYMENT OF MONEY......................    104
SECTION 7.07    CONTINUING GUARANTEE.....................................    104
SECTION 7.08    GENERAL LIMITATION ON GUARANTEE OBLIGATIONS..............    104
SECTION 7.09    RELEASE OF GUARANTORS....................................    104

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

SECTION 8.01    EVENTS OF DEFAULT........................................    104
SECTION 8.02    RESCISSION...............................................    107
SECTION 8.03    APPLICATION OF PROCEEDS..................................    107
SECTION 8.04    Holdings' Right to Cure..................................    108

                                   ARTICLE IX
                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 9.01    APPOINTMENT AND AUTHORITY................................    109
SECTION 9.02    RIGHTS AS A LENDER.......................................    109
SECTION 9.03    EXCULPATORY PROVISIONS...................................    109

Section                                                                     Page
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
SECTION 9.04    RELIANCE BY AGENT........................................    110
SECTION 9.05    DELEGATION OF DUTIES.....................................    110
SECTION 9.06    RESIGNATION OF AGENT.....................................    110
SECTION 9.07    NON-RELIANCE ON AGENT AND OTHER LENDERS..................    111
SECTION 9.08    NO OTHER DUTIES, ETC.; APPOINTMENT.......................    111
SECTION 9.09    INTERCREDITOR AGREEMENT..................................    111

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01   NOTICES..................................................    111
SECTION 10.02   WAIVERS; AMENDMENT.......................................    114
SECTION 10.03   EXPENSES; INDEMNITY; DAMAGE WAIVER.......................    117
SECTION 10.04   SUCCESSORS AND ASSIGNS...................................    119
SECTION 10.05   SURVIVAL OF AGREEMENT....................................    121
SECTION 10.06   COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC
                   EXECUTION.............................................    122
SECTION 10.07   SEVERABILITY.............................................    122
SECTION 10.08   RIGHT OF SETOFF..........................................    122
SECTION 10.09   GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                   PROCESS...............................................    123
SECTION 10.10   WAIVER OF JURY TRIAL.....................................    123
SECTION 10.11   HEADINGS.................................................    123
SECTION 10.12   TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY........    124
SECTION 10.13   USA PATRIOT ACT NOTICE...................................    124
SECTION 10.14   INTEREST RATE LIMITATION.................................    124
SECTION 10.15   LENDER ADDENDUM..........................................    125
SECTION 10.16   OBLIGATIONS ABSOLUTE.....................................    125
SECTION 10.17   CONSENT TO TRANSACTIONS ASSOCIATED WITH THE SPECIFIED
                   IPO...................................................    125

ANNEXES

Annex I            Applicable Margin

SCHEDULES

Schedule 1.01(a)   Refinancing Indebtedness to Be Repaid
Schedule 1.01(b)   Subsidiary Guarantors
Schedule 3.03      Governmental Approvals; Compliance with Laws
Schedule 3.06(c)   Violations or Proceedings
Schedule 3.09      Material Agreements
Schedule 3.18      Environmental Matters
Schedule 3.19      Insurance
Schedule 3.21      Acquisition Documents
Schedule 6.01(b)   Existing Indebtedness
Schedule 6.02(c)   Existing Liens
Schedule 6.04(b)   Existing Investments
Schedule 6.16      Accounting Changes
Schedule 10.17     Transactions Associated with the Specified IPO

EXHIBITS

Exhibit A     Form of Administrative Questionnaire
Exhibit B     Form of Amended and Restated Assignment and Assumption
Exhibit C     Form of Borrowing Request
Exhibit D     Form of Compliance Certificate
Exhibit E     Form of Interest Election Request
Exhibit F     Form of Joinder Agreement
Exhibit G     Form of Landlord Access Agreement
Exhibit H     Form of LC Request
Exhibit I     Form of Lender Addendum
Exhibit J     Form of Mortgage
Exhibit K-1   Form of Term Note
Exhibit K-2   Form of Revolving Note
Exhibit K-3   Form of Swingline Note
Exhibit L-1   Form of Perfection Certificate
Exhibit L-2   Form of Perfection Certificate Supplement
Exhibit M     Form of Security Agreement
Exhibit N     [Intentionally Omitted]
Exhibit O     Form of Solvency Certificate
Exhibit P     Form of Intercompany Note
Exhibit Q     Form of Non-Bank Certificate
Exhibit R     Form of Intercreditor Agreement
Exhibit S     Amendment Effective Date Certificate
Exhibit T     Third Amended and Restated Credit Agreement

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT", and as in effect prior to the date hereof, the "RESTATED CREDIT AGREEMENT") dated as of December 1, 2004, amended and restated as of July 26, 2005, further amended and restated as of November 30, 2005 among REGENCY GAS SERVICES LLC, a Delaware limited liability company ("BORROWER"), REGENCY ACQUISITION LLC, a Delaware limited liability company ("HOLDINGS"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined where used having the meaning given to it in Section 1.01), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER"), BANK OF AMERICA, N.A., as syndication agent (in such capacity, "SYNDICATION AGENT"),FORTIS CAPITAL CORP. and NATEXIS BANQUES POPULAIRES, as co-documentation agents (in such capacity, "DOCUMENTATION AGENTS"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "SWINGLINE LENDER"), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, "ISSUING BANK"), as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders and as collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties and the Issuing Bank.

                                   WITNESSETH:

          WHEREAS, Borrower on the Closing Date requested (i) the Original Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $200,000,000, and (b) Revolving Loans requested at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40,000,000, (ii) the Swingline Lender to make available Swingline Loans, at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $10,000,000 and (iii) the Issuing Bank to make available letters of credit, in an aggregate face amount at any time outstanding not in excess of $20,000,000, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries.

          WHEREAS, on the Closing Date, Borrower entered into the Second Lien Agreement providing for second lien term loans in the amount of $50,000,000.

          WHEREAS, the proceeds of the Loans are to be used in accordance with
Section 3.12.

          WHEREAS, on the First Amendment Effectiveness Date Borrower requested
(i) the Lenders to extend credit in the form of (a) additional Term Loans (the "ADDITIONAL TERM LOANS" and the Lenders' Commitments in respect thereof, the "ADDITIONAL TERM LOAN COMMITMENTS"), in an aggregate principal amount of $60,000,000 and (b) additional Revolving Loans (the "ADDITIONAL REVOLVING LOANS" and the Lenders' Commitments in respect thereof, the "ADDITIONAL REVOLVING COMMITMENTS"), in an aggregate principal amount of $110,000,000 and from time to time to prior to the Revolving Maturity Date and (ii) the Issuing Bank to increase the amount available for letters of credit from $20,000,000 to $30,000,000;

          WHEREAS, Borrower has requested (i) the Lenders to extend credit in the form of (a) additional Term Loans (the "NEW TERM LOANS" and the Lenders' Commitments in respect thereof, the "NEW TERM LOAN COMMITMENTS"), in an aggregate principal amount of $50,000,000 and (b) additional Revolving Loans (the "NEW REVOLVING LOANS" and the Lenders' Commitments in respect thereof, the "NEW REVOLVING COMMITMENTS"), in an aggregate principal amount of $10,000,000 from time to time to prior to the Revolving Maturity Date and (ii) the Issuing Bank to increase the amount available for letters of credit from $30,000,000 to $50,000,000;

          WHEREAS, the Obligations (as defined in the Restated Credit Agreement, hereinafter the "ORIGINAL OBLIGATIONS") of Borrower and the other Loan Parties under the Restated Credit Agreement and the Security Documents (as defined in the Restated Credit Agreement, such Security Documents hereinafter the "ORIGINAL SECURITY DOCUMENTS") are secured by certain collateral (hereinafter the "ORIGINAL COLLATERAL") and are guaranteed or supported or otherwise benefited by the Original Security Documents;

          WHEREAS, the parties desire to amend and restate the Restated Credit Agreement in its entirety to allow (to the extent not currently allowed) for transactions (collectively, the "SECOND AMENDMENT NEW TRANSACTIONS") which (a) provide for the funding of the New Term Loans on or after the Amendment Effectiveness Date, (b) provide for the New Revolving Commitments, (c) provide for the repayment of the Second Lien Loans, and (c) pay fees, commissions and expenses in connection with the foregoing; and

          WHEREAS, the parties hereto intend that (a) the Original Obligations which remain unpaid and outstanding as of the Amendment Effectiveness Date (which shall include, without limitation, the Term Loans and Revolving Loans outstanding on the Amendment Effectiveness Date under the Restated Credit Agreement) shall continue to exist under this Agreement on the terms set forth herein, (b) the loans under the Restated Credit Agreement outstanding as of the Amendment Effectiveness Date shall be Loans under and as defined in this Agreement on the terms set forth herein, (c) any letters of credit outstanding under the Restated Credit Agreement as of the Amendment Effectiveness Date shall be Letters of Credit under this Agreement and (d) the Original Collateral and the Original Security Documents shall continue to secure, guarantee, support and otherwise benefit the Original Obligations as well as the other Secured Obligations of Borrower and the other Loan Parties under this Agreement, in each case, on and subject to the terms and conditions of this Agreement and the Amendment Agreement dated as of the date hereof (the "AMENDMENT AGREEMENT").

          NOW, THEREFORE, the Restated Credit Agreement is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

          "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

          "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ACQUISITION" shall mean the acquisition by Holdings of 100% of the membership interests in Borrower pursuant to the Acquisition Agreement.

          "ACQUISITION AGREEMENT" shall mean that certain purchase and sale agreement, dated as of October 21, 2004 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof), among Holdings, Borrower, Seller, the members of Seller listed on the signature pages to the Acquisition Agreement, including CB Offshore Equity Fund V - Holdings, L.P. and the partners of such limited partnership listed on the signature pages to the Acquisition Agreement.

          "ACQUISITION CONSIDERATION" shall mean the purchase consideration for any Permitted Acquisition and all other payments by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Holdings or any of its Subsidiaries.

          "ACQUISITION DOCUMENTS" shall mean the collective reference to the Acquisition Agreement and the other documents listed on Schedule 3.21.

          "ADDITIONAL REVOLVING COMMITMENTS" shall have the meaning assigned to such term in the recitals hereto. The aggregate amount of the Lenders' Additional Revolving Commitments is $110.0 million.

          "ADDITIONAL REVOLVING LOANS" shall have the meaning assigned to such term in the recitals hereto.

          "ADDITIONAL TERM LOAN COMMITMENTS" shall have the meaning assigned to such term in the recitals hereto.

          "ADDITIONAL TERM LOANS" shall have the meaning assigned to such term in the recitals hereto.

          "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

          "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.

          "ADMINISTRATIVE AGENT FEE" shall have the meaning assigned to such term in Section 2.05(b).

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in substantially the form of Exhibit A.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term "Affiliate" shall also include (i) any person that directly or indirectly owns more than 15% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified.

          "AGENTS" shall mean the Administrative Agent and the Collateral Agent; and "AGENT" shall mean any of them.

          "AGREEMENT" shall have the meaning assigned to such term in the preamble hereto.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

          "AMENDMENT AGREEMENT" shall have the meaning assigned to such term in the recitals hereto.

          "AMENDMENT CONFIDENTIAL INFORMATION MEMORANDUM" shall mean that certain lender presentation produced by the Arranger and its Affiliates in connection with the Restated Credit Agreement and posted to Intralinks.

          "AMENDMENT EFFECTIVE DATE CERTIFICATE" shall mean the certificate executed and delivered by Borrower pursuant to the terms of Section 3.3 of the Amendment Agreement, substantially in the form of Exhibit S hereto.

          "AMENDMENT EFFECTIVENESS DATE" shall mean November 30, 2005.

          "AMENDMENT EQUITY INVESTMENT" shall mean the equity investments in Holdings of not less than $15.0 million made on the First Amendment Effectiveness Date.

          "AMENDMENT FEE LETTER" shall mean the confidential Fee Letter, dated June 10, 2005, among Holdings, UBS Loan Finance LLC and UBS Securities LLC.

          "AMENDMENT TRANSACTION DOCUMENTS" shall mean the Loan Documents and the Second Lien Loan Documents.

          "AMENDMENT TRANSACTIONS" shall mean (a) the New Transactions and (b) the execution, delivery and performance of the Loan Documents and the Second Lien Loan Documents executed on the First Amendment Effectiveness Date.

          "ANTI-TERRORISM LAWS" shall have the meaning assigned to such term in
Section 3.22.

          "APPLICABLE FEE" shall mean 0.50% per annum.

          "APPLICABLE MARGIN" shall mean, for any day, with respect to any Revolving Loan or Term Loan, as the case may be, the applicable percentage set forth in Annex I under the appropriate caption.

          "APPROVED FUND" shall mean any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "ARRANGER" shall have the meaning assigned to such term in the preamble hereto.

          "ASSET SALE" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property excluding sales of inventory and dispositions of cash equivalents, in each case, in the ordinary course of business, by Holdings or any of its Subsidiaries and
(b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings (other than a Joint Venture), in each case, to any person other than (i) Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of
Section 6.06, any other Subsidiary.

          "ASSIGNMENT AND ASSUMPTION" shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

          "AUTO-RENEWAL LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.18(c).

          "AVAILABLE CASH" shall mean the amount allowed to be distributed pursuant to a master limited partnership agreement reasonably satisfactory to the Administrative Agent entered into in connection with an IPO, with respect to which a Parent Company is the general partner.

          "BAILEE LETTER" shall have the meaning assigned thereto in the Security Agreement.

          "BASE RATE" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "BOARD OF DIRECTORS" shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers (or equivalent) of such person, (iii) in the case of any partnership, the Board of Directors (or equivalent) of the general partner of such person and
(iv) in any other case, the functional equivalent of the foregoing.

          "BORROWER" shall have the meaning assigned to such term in the preamble hereto.

          "BORROWING" shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "BORROWING REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAPITAL EXPENDITURES" shall mean, for any period, without duplication, the increase during that period in the gross property, plant or equipment account in the consolidated balance sheet of Borrower and its Subsidiaries, determined in accordance with GAAP, whether or not such increase is financed by the incurrence of Indebtedness, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.10(f) and (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions.

          "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CASH EQUIVALENTS" shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service or at least P-1 or the equivalent thereof by Moody's Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

          "CASUALTY EVENT" shall mean any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Subsidiaries or any loss of title relating to the foregoing. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property or Pipeline of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property or Pipeline of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.

          A "CHANGE IN CONTROL" shall be deemed to have occurred if:

          (a) Holdings at any time ceases to own 100% of the Equity Interests of Borrower; or

          (b) (i) the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock of Holdings representing a majority of the voting power of the total then outstanding Voting Stock of Holdings or (ii) the Permitted Holders cease to own Equity Interests representing a majority of the total then outstanding economic interests of the Equity Interests of Holdings; provided, however, that notwithstanding the foregoing, the occurrence of any such event shall not be deemed to be a "Change in Control" if (A) following an IPO, (I) no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of voting power more than or equal to the greater of (x) 25% of the voting power of the total then outstanding Voting Stock of Holdings and
     (y) the percentage of the voting power of the total then outstanding Voting Stock of Holdings equal to that owned, directly or indirectly, by the Permitted Holders and (II) the Continuing Directors Condition is satisfied or (B) following an MLP, (x) the Permitted Holders shall continue to own, or have the power to vote or direct the voting of, Voting Stock of the general partner of the Master Limited Partnership representing a majority of the voting power of the total outstanding Voting Stock of such general partner and (y) the Permitted Holders shall continue to own Equity Interests representing a majority of the total economic interests of the Equity Interests of such general partner.

          For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

          "CHANGE IN LAW" shall mean the occurrence, after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender, except to the extent that such change was considered a Change in Law with respect to such Lender's assignor immediately prior to such Lender becoming a Lender), of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

          "CHARGES" shall have the meaning assigned to such term in Section
10.14.

          "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.19 or 2.20, of which such Loan, Borrowing or Commitment shall be a part.

          "CLOSING DATE" shall mean December 1, 2004.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

          "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble hereto.

          "COMMERCIAL LETTER OF CREDIT" shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of their businesses.

          "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Commitment, Term Loan Commitment or Swingline Commitment, and any Commitment to make Term Loans or Revolving Loans of a new Class extended by such Lender as provided in Section 2.19 or 2.20.

          "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.05(a).

          "COMPANIES" shall mean Holdings and its Subsidiaries; and "COMPANY" shall mean any one of them.

          "COMPLIANCE CERTIFICATE" shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

          "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, the amortization expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED CURRENT ASSETS" shall mean, as at any date of determination, the total assets of Borrower and its Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.

          "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any date of determination, the total liabilities of Borrower and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Consolidated Funded Indebtedness) on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, the depreciation expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Borrower only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval to the extent required (that has not been obtained) pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirements of Law applicable to such Subsidiary or its equityholders):

          (a) Consolidated Interest Expense for such period,

          (b) Consolidated Amortization Expense for such period,

          (c) Consolidated Depreciation Expense for such period,

          (d) Consolidated Tax Expense and Permitted Tax Distributions for such period,

          (e) costs and expenses directly incurred in connection with the Transactions (not to exceed $16.5 million), the Amendment Transactions (not to exceed $3.0 million), the Second Amendment Transactions (not to exceed $3.0 million), an IPO, any Permitted Acquisition, any Debt Issuance or any Investment made pursuant to Section 6.04(i),

          (f) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

          (g) the aggregate amount, without duplication, of payments pursuant to
     Section 6.08(e) and Section 6.09(e) for such period, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

          Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisition, the Projects, any Permitted Acquisition and Asset Sales consummated at any time on or after the first day of the Test Period thereof as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if the Projects and each such Asset Sale had been consummated on the first day of such period. For the purposes of calculating Consolidated EBITDA for the Test Period ending December 31, 2004 such calculation shall include the Waha and Regency Gas Marketing business unit results from January 1, 2004 through March 31, 2004 as if Borrower had owned these businesses during such period.

          "CONSOLIDATED FUNDED INDEBTEDNESS" shall mean, with respect to Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, without duplication, (i) all Indebtedness of such persons of the types referred to in clauses (a), (b), (c), (d), and (f), of the definition of "Indebtedness" herein (subject to clause (D) of the last sentence of the definition thereof), (ii) all Indebtedness of others of the type referred to in clause (i) above (subject to clause (D) of the last sentence of the definition thereof), secured by a Lien on property owned or acquired by any such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property, (iii) all Contingent Obligations of any such person with respect to Indebtedness of others of the type referred to in clause (i) above (subject to clause (D) of the last sentence of the definition thereof), and (iv) all Indebtedness of the type referred to in clause (i) above of any other entity (including any partnership in which such person is a general partner) to the extent any such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that the terms of such Indebtedness expressly provide that such person is not liable therefor.

          "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.

          "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of Borrower and its Subsidiaries for such period net of gross interest income of Borrower and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP plus, without duplication (to the extent not already included in such total consolidated interest expense):

          (a) imputed interest on Capital Lease Obligations and Sale/Leaseback Attributable Indebtedness of Borrower and its Subsidiaries for such period;

          (b) commissions, discounts and other fees and charges owed by Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings for such period;

          (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its Subsidiaries for such period;

          (d) cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

          (e) the interest portion of any deferred payment obligations of Borrower or any of its Subsidiaries for such period;

          (f) all interest on any Indebtedness of Borrower or any of its Subsidiaries of the type described in clause (e) or (j) of the definition of "Indebtedness" for such period;

provided that (a) to the extent directly related to the Transactions, the Amendment Transactions, the Second Amendment Transactions or any Permitted Acquisition, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements.

          Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with the Acquisition, the Amendment Transactions, the Second Amendment Transactions, any Permitted Acquisitions and Asset Sales as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period. For the purposes of calculating Consolidated Interest Expense for the Test Period ending December 31, 2004 such calculation shall include the Waha and Regency Gas Marketing business unit results from January 1, 2004 through March 31, 2004 as if Borrower had owned these businesses during such period.

          Notwithstanding the foregoing, interest expense related to the Additional Term Loans, Additional Revolving Loans, New Term Loans or New Revolving Loans shall not be included in Consolidated Interest Expense for any Test Period ended prior to March 31, 2006.

          "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (a) the net income (or loss) of any person (other than a Subsidiary of Borrower that is not a Joint Venture) in which any person other than Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Subsidiaries during such period;

          (b) the net income of any Subsidiary of Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period, except that Borrower's equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

          (c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries;

          (d) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

          (e) non-cash earnings resulting from any reappraisal, revaluation or write-up of assets;

          (f) unrealized gains and losses with respect to Hedging Obligations for such period; and

          (g) any extraordinary gain (or extraordinary loss), giving effect to any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period.

          For purposes of this definition of "Consolidated Net Income," Consolidated Net Income shall be reduced (to the extent not already reduced thereby) by the amount of any payments to or on behalf of Holdings made pursuant to Sections 6.08(c) and (d).

          "CONSOLIDATED TAX EXPENSE" shall mean, for any period, the tax expense of Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

          "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b), (e) and (f) of Section 6.02, the following conditions:

          (a) Borrower shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

          (b) the appropriate Loan Party shall maintain cash reserves related to such Lien to the extent required by GAAP; and

          (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the Requirement of Law creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

          "CONTINGENT OBLIGATION" shall mean, as to any person, any obligation, agreement or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers' acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

          "CONTINUING DIRECTORS CONDITION" shall mean that, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Holdings, which members comprising such majority were either directors at the beginning of such period or were elected or nominated by such directors) have not ceased for any reason to constitute a majority of the Board of Directors of Holdings.

          "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

          "CONTROL AGREEMENT" shall have the meaning assigned to such term in the Security Agreement.

          "CONTROLLED INVESTMENT AFFILIATE" means, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making, or otherwise having as its primary activity holding or exercising control over, equity or debt investments in Holdings or other portfolio companies.

          "CREDIT EXTENSION" shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

          "CURE AMOUNT" shall have the meaning assigned to such term in Section 8.04.

          "CURE RIGHT" shall have the meaning assigned to such term in Section 8.04.

          "DEBT ISSUANCE" shall mean the incurrence by Holdings or any of its Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

          "DEFAULT" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

          "DEFAULT RATE" shall have the meaning assigned to such term in Section 2.06(c).

          "DISQUALIFIED CAPITAL STOCK" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the final maturity date of the Second Lien Loans under the Second Lien Agreement, as in effect on the Amendment Effectiveness Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the final maturity date of the Second Lien Loans under the Second Lien Agreement, as in effect on the Amendment Effectiveness Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the final maturity date of the Second Lien Loans under the Second Lien Agreement, as in effect on the Amendment Effectiveness Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.

          "DIVIDEND" with respect to any person shall mean that such person has paid a dividend or returned any equity capital to the holders of its Equity Interests or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests).

          "DOCUMENTATION AGENTS" shall have the meaning assigned to such term in the preamble hereto.

          "DOLLARS" or "$" shall mean lawful money of the United States.

          "ELIGIBLE ASSIGNEE" shall mean (a) if the assignment does not include assignment of a Revolving Commitment, (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund and (iv) any other person approved by the Administrative Agent and Borrower (each such approval not to be unreasonably withheld or delayed) and (b) if the assignment includes assignment of a Revolving Commitment, (i) any Revolving Lender, (ii) an Affiliate of any Revolving Lender, (iii) an Approved Fund of a Revolving Lender and (iv) any other person approved by the Administrative Agent, the Issuing Bank, the Swingline Lender and Borrower (each such approval not to be unreasonably withheld or delayed); provided that (x) no approval of Borrower shall be required during the continuance of an Event of Default or during the primary syndication of the Commitments and Loans by the Arranger until achievement of a Successful Syndication and (y) "Eligible Assignee" shall not include Borrower or any of its Affiliates or Subsidiaries or any natural person.

          "EMBARGOED PERSON" shall have the meaning assigned to such term in
Section 6.20.

          "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

          "ENVIRONMENTAL CLAIM" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

          "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

          "ENVIRONMENTAL PERMIT" shall mean any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.

          "EQUIPMENT" shall have the meaning assigned to such term in the Security Agreement.

          "EQUITY INTEREST" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

          "EQUITY INVESTORS" shall mean (a) Sponsor, (b) its Controlled Investment Affiliates and (c) one or more other investors reasonably satisfactory to the Administrative Agent and the Arranger (such consent not to be unreasonably withheld or delayed).

          "EQUITY ISSUANCE" shall mean, without duplication, any issuance or sale by any Parent Company pursuant to, or after the date of, an IPO of any Equity Interests (other than Preferred Stock) in such Parent Company (including any Equity Interests (other than Preferred Stock) issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests (other than Preferred Stock); provided, however, that an Equity Issuance shall not include (w) any Preferred Stock Issuance or Debt Issuance, (x) any Excluded Issuance, (y) any issuance of Permitted Cure Securities and (z) the Amendment Equity Investment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.

          "ERISA EVENT" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA;

(i) the "substantial cessation of operations" within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company.

          "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

          "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

          "EURODOLLAR REVOLVING BORROWING" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

          "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

          "EURODOLLAR TERM BORROWING" shall mean a Borrowing comprised of Eurodollar Term Loans.

          "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 8.01.

          "EXCESS AMOUNT" shall have the meaning assigned to such term in
Section 2.10(h).

          "EXCESS CASH FLOW" shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

          (a) for such Excess Cash Flow Period, scheduled principal amortization of all Indebtedness of Borrower and its Subsidiaries for such period plus Consolidated Interest Expense, less the sum of (i) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (ii) items described in clause
     (c) or, other than to the extent paid in cash, clause (b) and (f) of the definition of "Consolidated Interest Expense" and (iii) gross interest income of Borrower and its Subsidiaries for such period;

          (b) any mandatory prepayments of Indebtedness, any voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, in each case so long as such amounts are not already reflected in clause (a) above, during such Excess Cash Flow Period;

          (c) Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash;

          (d) Capital Expenditures that Borrower or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated (including on a contingent basis) to make but that are not made during such Excess Cash Flow Period; provided that Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow

     Period, signed by a Responsible Officer of Borrower and certifying that such Capital Expenditures will be made in the following Excess Cash Flow Period;

          (e) the aggregate amount of investments made in cash during such period pursuant to Section 6.04 to the extent financed with internally generated funds;

          (f) taxes of Borrower and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;

          (g) Permitted Tax Distributions that are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period;

          (h) if the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or December 31, 2004 in the case of the first Excess Cash Flow Period) is less than the amount of Net Working Capital at the end of such Excess Cash Flow Period, the absolute value of such difference;

          (i) if not deducted in determining Consolidated EBITDA, amounts paid during such Excess Cash Flow Period in compliance with Section 6.09(e);

          (j) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that are paid in cash during such Excess Cash Flow Period;

          (k) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period; and

          (l) the total accrual of revenue or recording of receivables in the ordinary course of business without a corresponding cash receipt during such period;

provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

          (i) if the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or December 31, 2004 in the case of the first Excess Cash Flow Period) is greater than the amount of Net Working Capital at the end of such Excess Cash Flow Period, the difference between such amounts;

          (ii) all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);

          (iii) to the extent any permitted Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of Borrower provided pursuant to clause (d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates;

          (iv) any return on or in respect of investments received in cash during such period, which investments were made pursuant to Section 6.04 to the extent financed with internally generated funds;

          (v) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.10(c), (d), (e) or (f));

          (vi) if deducted in the computation of Consolidated EBITDA, interest income; and

          (vii) to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

          "EXCESS CASH FLOW BASKET" shall mean, for any date, the cumulative amount of Excess Cash Flow remaining from all prior Excess Cash Flow Periods for which Excess Cash Flow has been applied as a mandatory prepayment of the Loans pursuant to Section 2.10(g), but only to the extent such amount has not been previously applied to (i) pay, in whole or in part, a Dividend in accordance with Section 6.08(f), (ii) make, in whole or in part, a Capital Expenditure pursuant to Section 6.10(c) or (iii) to pay, in whole or in part, Acquisition Consideration pursuant to clause (ix) of the definition of "Permitted Acquisition." It is understood and agreed that before any part of the Excess Cash Flow Basket shall be deemed to have been used to effect any payment or expenditure pursuant to clause (i), (ii) or (iii) above, the relevant baskets (without giving effect to any Excess Cash Flow Basket) shall have been exhausted.

          "EXCESS CASH FLOW PERIOD" shall mean each fiscal year of Borrower commencing after December 31, 2004.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCLUDED ISSUANCE" shall mean an issuance and sale of Qualified Capital Stock of Holdings to the Equity Investors.

          "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of any Lender, having its applicable lending office or doing or having done business (other than a business deemed to arise by virtue of the transactions contemplated by this Agreement) in such jurisdiction and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. federal withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a); provided that this subclause (b)(i) shall not apply to any Tax imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 2.14(c), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

          "EXECUTIVE ORDER" shall have the meaning assigned to such term in
Section 3.22.

          "EXISTING LIEN" shall have the meaning assigned to such term in
Section 6.02(c).

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

          "FINAL MATURITY DATE" shall mean the latest of the Revolving Maturity Date and the Term Loan Maturity Date.

          "FINANCIAL ADVISORY AGREEMENT" shall mean that certain Financial Advisory Agreement, dated December 1, 2004, by and among Holdings, Borrower, the Subsidiary Guarantors and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership.

          "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

          "FIRREA" shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

          "FIRST AMENDMENT EFFECTIVENESS DATE" shall mean July 26, 2005.

          "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Collateral Liens (other than as referenced in Section 6.02(l)(ii))).

          "FOREIGN LENDER" shall mean any Lender that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

          "FOREIGN SUBSIDIARY" shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

          "FRONTING FEE" shall have the meaning assigned to such term in Section 2.05(c).

          "FUND" shall mean any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

          "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

          "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

          "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 7.01.

          "GUARANTEES" shall mean the guarantees issued pursuant to Article VII by Holdings and the Subsidiary Guarantors.

          "GUARANTORS" shall mean Holdings and the Subsidiary Guarantors.

          "HAZARDOUS MATERIALS" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCBS") or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

          "HEDGING AGREEMENT" shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

          "HEDGING OBLIGATIONS" shall mean obligations under or with respect to Hedging Agreements.

          "HOLDINGS" shall have the meaning assigned to such term in the preamble hereto.

          "INCREASE EFFECTIVE DATE" shall have the meaning assigned to such term in Section 2.19(a).

          "INCREASE JOINDER" shall have the meaning assigned to such term in
Section 2.19(c).

          "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not overdue by more than 90 days); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all Sale/Leaseback Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include (A) deferred compensation arrangements, (B) earn-out obligations or purchase price adjustments until matured or earned, (C) non-compete or consulting obligations incurred in connection with Permitted Acquisitions or (D) the Additional Term Loans, Additional Revolving Loans, New Term Loans or New Revolving Loans prior to March 31, 2006 (other than for purposes of (x) clause (ii) of the definition of Excess Cash Flow and (y) in the case of the Additional Term Loans and New Term Loans, Section 5.10).

          "INDEMNIFIED TAXES" shall mean all Taxes other than Excluded Taxes.

          "INDEMNITEE" shall have the meaning assigned to such term in Section 10.03(b).

          "INFORMATION" shall have the meaning assigned to such term in Section 10.12.

          "INSURANCE POLICIES" shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section
5.04 and all renewals and extensions thereof.

          "INSURANCE REQUIREMENTS" shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

          "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in Section 3.06(a).

          "INTERCOMPANY NOTE" shall mean a promissory note substantially in the form of Exhibit P.

          "INTERCREDITOR AGREEMENT" shall mean an Intercreditor Agreement substantially in the form of Exhibit R, as amended, restated, supplemented or otherwise modified from time to time in accordance therewith.

          "INTEREST ELECTION REQUEST" shall mean a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.08(b), substantially in the form of Exhibit E.

          "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period,
(c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and
(d) with respect to any Term Loan, the Term Loan Maturity Date.

          "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if each affected Lender so agrees, nine or twelve months) thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "INVESTMENTS" shall have the meaning assigned to such term in Section 6.04.

          "IPO" shall mean the first underwritten public offering by any Parent Company of its Equity Interests after the Amendment Effectiveness Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

          "ISSUING BANK" shall mean, as the context may require, (a) UBS AG, Stamford Branch, in its capacity as issuer of Letters of Credit issued by it;
(b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) in its capacity as issuer of Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

          "JOINDER AGREEMENT" shall mean a joinder agreement substantially in the form of Exhibit F.

          "JOINT VENTURE" shall mean (i) a joint venture with a third party so long as such entity would not constitute a Subsidiary or (ii) a Subsidiary formed with the intention of establishing a joint venture; provided that if such entity still constitutes a Subsidiary ninety days after formation it shall no longer constitute a Joint Venture, in which, in either case (i) or (ii), all Investments by any Loan Party are made pursuant to and are permitted by Section 6.04(i).

          "LANDLORD ACCESS AGREEMENT" shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.

          "LC COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall be $50.0 million.

          "LC DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

          "LC EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

          "LC PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c).

          "LC REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.

          "LEASES" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

          "LENDER ADDENDUM" shall mean (x) with respect to any Original Lender on the Closing Date, a lender addendum in the form of Exhibit I to the Original Credit Agreement executed and delivered by such Original Lender on the Closing Date as provided in Section 10.15, (y) with respect to any Lender on the First Amendment Effectiveness Date, a lender addendum in the form of Exhibit I hereto, executed and delivered by such Lender on the First Amendment Effectiveness Date as provided in Section 10.15 and (z) with respect to any Lender on the Amendment Effectiveness Date, a lender addendum in the form of Exhibit I hereto, to be executed and delivered by such Lender on the Amendment Effectiveness Date as provided in Section 10.15.

          "LENDERS" shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

          "LETTER OF CREDIT" shall mean any (i) Standby Letter of Credit and
(ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to Section 2.18.

          "LETTER OF CREDIT EXPIRATION DATE" shall mean the date which is five days prior to the Revolving Maturity Date.

          "LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

          "LIEN" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property or Pipelines in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LOAN DOCUMENTS" shall mean this Agreement, the Amendment Agreement, the Letters of Credit, the Notes (if any), the Security Documents and, solely for purposes of paragraph (e) of Section 8.01, the Original Fee Letter and the Amendment Fee Letter.

          "LOAN PARTIES" shall mean Holdings, Borrower and the Subsidiary Guarantors.

          "LOANS" shall mean, as the context may require, a Revolving Loan, a Term Loan or a Swingline Loan (and shall include any Loans contemplated by Section 2.19 or 2.20).

          "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

          "MASTER LIMITED PARTNERSHIP" shall mean a publicly traded limited partnership or limited liability company meeting the gross income requirements of Section 7704(c)(2) of the Code.

          "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, property, results of operations or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their material obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies, taken as a whole, available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral, taken as a whole, or the Liens, taken as a whole, in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens, taken as a whole.

          "MATERIAL INDEBTEDNESS" shall mean (a) the Second Lien Loans and (b) any other Indebtedness described by clause (a) or (b) of the definition thereof in an aggregate outstanding principal amount exceeding $500,000.

          "MAXIMUM RATE" shall have the meaning assigned to such term in Section 10.14.

          "MIDCON ASSETS" shall mean (a) all Equity Interests issued, and all assets owned, by Regency Midcon Gas LLC, a Delaware limited liability company, in each case, for purposes of this clause (a), as of the Closing Date, and (b) any other assets or Equity Interests reasonably related thereto and owned by Borrower or its Subsidiaries on any applicable date; provided that in each case, for purposes of this clause (b), such other assets and Equity Interests shall exclude the Other Region Assets.

          "MLP" shall mean the restructuring of all or a portion of any Parent Company's operations into a Master Limited Partnership.

          "MONITORING AND OVERSIGHT AGREEMENT" shall mean that certain Monitoring and Oversight Agreement, dated December 1, 2004, by and among Holdings, Borrower, the Subsidiary Guarantors and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership.

          "MORTGAGE" shall mean each Original Mortgage (as amended) and each mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit J or other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

          "MORTGAGE AMENDMENT" means amended mortgages or deeds of trust from any Loan Party, as mortgagor, grantor, trustor or otherwise, to the Collateral Agent as mortgagee, beneficiary or otherwise, in respect of each of the Original Mortgages, in each case as amended in form and substance reasonably satisfactory to the Collateral Agent and as the same may be further amended from time to time.

          "MORTGAGED PROPERTY" shall mean (a) each Real Property or Pipeline identified as a Mortgaged Property on Schedule 8(a) to the Perfection Certificate dated the Amendment Effectiveness Date and (b) each Real Property or Pipeline, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11(c) or (d).

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

          "NET CASH PROCEEDS" shall mean:

          (a) with respect to any Asset Sale or Casualty Event (other than any issuance or sale of Equity Interests), the cash proceeds received by Holdings or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or Casualty Event or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold or transferred in such Asset Sale or Casualty Event (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold or transferred within 90 days of such Asset Sale or Casualty Event (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale or Casualty Event, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold or transferred in such Asset Sale or Casualty Event (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) all reasonable costs and expenses incurred in connection with the collection of proceeds, awards or other compensation in respect of a Casualty Event; and

          (b) with respect to any Debt Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by Holdings or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith.

          "NET WORKING CAPITAL" shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

          "NEW CONFIDENTIAL INFORMATION MEMORANDUM" shall mean that certain lender presentation produced by the Arranger and its Affiliates in connection with this Agreement and posted to Intralinks.

          "NEW REVOLVING COMMITMENTS" shall have the meaning assigned to such term in the recitals hereto. The aggregate amount of the Lenders' New Revolving Commitments is $10.0 million.

          "NEW REVOLVING LOANS" shall have the meaning assigned to such term in the recitals hereto.

          "NEW TERM LOAN COMMITMENTS" shall have the meaning assigned to such term in the recitals hereto. The aggregate amount of the Lenders' New Term Loan Commitments is $50.0 million.

          "NEW TERM LOANS" shall have the meaning assigned to such term in the recitals hereto.

          "NEW TRANSACTIONS" shall have the meaning assigned to such term in the Restated Credit Agreement.

          "NORTH LOUISIANA ASSETS" shall mean (a) all Equity Interests issued, and all assets owned, by (i) Gulf States Transmission Corporation, a Louisiana corporation, (ii) Regency Gas Gathering and Processing LLC, a Delaware limited liability company, (iii) Regency Liquids Pipeline LLC, a Delaware limited liability company, and (iv) Regency Intrastate Gas LLC, a Delaware limited liability company, in each case, for purposes of this clause (a), as of the Closing Date, and (b) any other assets or Equity Interests reasonably related thereto and owned by Borrower or its Subsidiaries on any applicable date; provided that in each case, for purposes of this clause (b), such other assets and Equity Interests shall exclude the Other Region Assets.

          "NOTES" shall mean any notes evidencing the Term Loans, Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K-1, K-2 or K-3.

          "OBLIGATIONS" shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

          "OFAC" shall have the meaning assigned to such term in Section 3.22.

          "OFFICERS' CERTIFICATE" shall mean a certificate executed by a Responsible Officer in his or her official (and not individual) capacity.

          "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

          "ORIGINAL COLLATERAL" shall have the meaning assigned to such term in the recitals hereto.

          "ORIGINAL CONFIDENTIAL INFORMATION MEMORANDUM" shall mean that certain confidential information memorandum produced by the Arranger and its Affiliates in connection with the Original Credit Agreement dated as of November, 2004.

          "ORIGINAL CREDIT AGREEMENT" shall mean the Restated Credit Agreement as in effect prior to the First Amendment Effectiveness Date.

          "ORIGINAL FEE LETTER" shall mean the confidential Fee Letter, dated October 21, 2004, among Holdings, UBS Loan Finance LLC and UBS Securities LLC.

          "ORIGINAL LENDERS" shall have the meaning assigned to the term "Lenders" in the Original Credit Agreement.

          "ORIGINAL LOAN DOCUMENTS" shall have the meaning assigned to the term "Loan Documents" in the Original Credit Agreement.

          "ORIGINAL MORTGAGE" shall mean any Mortgage executed and delivered pursuant to the Original Credit Agreement.

          "ORIGINAL OBLIGATIONS" shall have the meaning assigned to such term in the recitals hereto.

          "ORIGINAL SECOND LIEN LOAN DOCUMENTS" shall have the meaning assigned to the term "Second Lien Loan Documents" in the Original Credit Agreement as such documents were in effect prior to the First Amendment Effectiveness Date.

          "ORIGINAL SECURITY DOCUMENTS" shall have the meaning assigned to such term in the recitals hereto.

          "OTHER REGION ASSETS" shall mean (i) with respect to the Midcon Assets, the Equity Interests and assets described in clause (a) of the definitions of each of "North Louisiana Assets" and "Waha Assets," (ii) with respect to the North Louisiana Assets, the Equity Interests and assets described in clause (a) of the definitions of each of "Midcon Assets" and "Waha Assets," and (iii) with respect to the Waha Assets, the Equity Interests and assets described in clause (a) of the definitions of each of "Midcon Assets" and "North Louisiana Assets."

          "OTHER TAXES" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PARENT COMPANY" shall mean any direct or indirect parent of Borrower (including Holdings) that is a Subsidiary of Sponsor.

          "PARTICIPANT" shall have the meaning assigned to such term in Section 10.04(d).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "PERFECTION CERTIFICATE" shall mean a certificate in the form of Exhibit L-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

          "PERFECTION CERTIFICATE SUPPLEMENT" shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.

          "PERMITTED ACQUISITION" shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division or related assets of any person, or any assets or group of assets of any person that are reasonably related to the business of Borrower and its Subsidiaries;
(b) acquisition of in excess of 50% of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person; or (c) merger or consolidation or any other combination with any person, in each case, if each of the following conditions is met:

          (i) no Event of Default then exists or would result therefrom;

          (ii) after giving effect to such transaction on a Pro Forma Basis, Borrower shall be in compliance with all covenants set forth in Section
     6.10 as of the most recent Test Period (assuming, for purposes of Section 6.10, that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in Section 6.10 ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period);

          (iii) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, person or properties acquired, except (A) to the extent permitted under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;

          (iv) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and the Subsidiaries are permitted to be engaged in under Section 6.15 and the applicable property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Permitted Collateral Liens;

          (v) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

          (vi) all transactions in connection therewith shall be consummated in all material respects accordance with all applicable Requirements of Law;

          (vii) with respect to any transaction involving Acquisition Consideration of more than $10.0 million, unless the Administrative Agent shall otherwise agree, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and
     (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

          (viii) at least 10 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect; and

          (ix) the aggregate amount of the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for all Permitted Acquisitions (including such transaction or transactions) since the Closing Date shall not exceed $100.0 million plus the Excess Cash Flow Basket available on the date of the consummation of such transaction or transactions; provided that if after giving effect to such transaction on a Pro Forma Basis the Total Leverage Ratio is less than 4.0:1.0 then such transaction shall be permitted if the aggregate amount of the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for all Permitted Acquisitions (including such transaction or transactions) since the Closing Date shall not exceed $150.0 million plus the Excess Cash Flow Basket available on the date of the consummation of such transaction or transactions and that if after giving effect to such transaction on a Pro Forma Basis the Total Leverage Ratio is less than 3.0:1.0 then such transaction shall be permitted if the aggregate amount of the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for all Permitted Acquisitions (including such transaction or transactions) since the Closing Date shall not exceed $200.0 million plus the Excess Cash Flow Basket available on the date of the consummation of such transaction or transactions; provided further that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Final Maturity Date.

          "PERMITTED COLLATERAL LIENS" means (i) Contested Liens (as defined in the Security Agreement), (ii) the Liens described in clauses (a), (b), (c), (d),
(e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (p), (q), (r) and, after the
Closing Date, (s) of Section 6.02 and (iii) in the case of Mortgaged Property, "Permitted Collateral Liens" shall mean "Permitted Liens."

          "PERMITTED CURE SECURITY" shall mean an Equity Interest of Holdings constituting Qualified Capital Stock.

          "PERMITTED HOLDERS" shall mean (a) Sponsor and (b) its Controlled Investment Affiliates.

          "PERMITTED LIENS" shall have the meaning assigned to such term in
Section 6.02.

          "PERMITTED TAX DISTRIBUTIONS" shall mean, with regard to any taxable period for which Borrower is treated as a pass-through entity for federal, state or local income tax purposes, payments, dividends or distributions by Borrower to Holdings and, if necessary, on to any direct or indirect owner of Holdings in order to pay federal, state or local taxes attributable to the income of Borrower, to the extent such taxes are not payable directly by Borrower or any of its Subsidiaries; provided that the amounts of such payments by Borrower shall be assumed to equal but shall not exceed the tax liabilities that would have been payable by Borrower had it been a taxable corporation instead of a pass-through entity.

          "PERSON" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PIPELINE" shall mean gathering systems and pipelines, together with all contracts, rights-of-way, easements, servitudes, fixtures, equipment, improvements, permits, records, and other real property appertaining thereto.

          "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

          "PREFERRED STOCK" shall mean, with respect to any person, any and all Equity Interests (however designated) of such person whether now outstanding or issued after the Amendment Effectiveness Date with a preference over another class or series of Equity Interests of such person with respect to the payment of dividends or upon liquidation.

          "PREFERRED STOCK ISSUANCE" shall mean the issuance or sale by any Parent Company or any of its Subsidiaries of any Preferred Stock pursuant to, or after the date of, its IPO (other than (x) as permitted by Section 6.01 or (y) any Excluded Issuance).

          "PREMISES" shall have the meaning assigned thereto in the applicable Mortgage.

          "PRO FORMA BASIS" shall mean on a basis in accordance with GAAP as used in the preparation of the latest financial statements provided pursuant to
Section 5.01(a) or (b) and otherwise reasonably satisfactory to the Administrative Agent.

          "PRO RATA PERCENTAGE" of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender's Revolving Commitment.

          "PROJECTS" shall mean Borrower's capital expenditure project to increase the capacity of its existing intrastate pipeline located in Northern Louisiana by adding an additional twenty-four-inch diameter pipeline alongside forty miles of the existing pipeline, increasing the compression of the line by approximately 10,000 horsepower and extending the pipeline with 30" diameter pipe an additional eighty miles.

          "PROPERTY" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property or Pipelines.

          "PURCHASE MONEY OBLIGATION" shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

          "QUALIFIED CAPITAL STOCK" of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

          "REAL PROPERTY" shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof. Real Property does not include Pipelines.

          "REFINANCING" shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness of Holdings or any of its Subsidiaries listed on Schedule 1.01(a).

          "REGENCY EQUITY FINANCING" shall mean the cash common or preferred equity investments in Holdings by the Equity Investors on or prior to the Closing Date, in an amount not less than $170.0 million.

          "REGISTER" shall have the meaning assigned to such term in Section 10.04(c).

          "REGISTRATION STATEMENT" shall mean that certain Form S-1 Registration Statement File No. 333-128332 filed by Regency MLP with the Securities and Exchange Commission on September 15, 2005, as amended from time to time.

          "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION S-X" shall mean Regulation S-X promulgated under the Securities Act.

          "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REIMBURSEMENT OBLIGATIONS" shall mean Borrower's obligations under
Section 2.18(e) to reimburse LC Disbursements.

          "RELATED PARTIES" shall mean, with respect to any person, such person's Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person's Affiliates.

          "RELEASE" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

          "REQUIRED CLASS LENDERS" shall mean (i) with respect to Term Loans, Lenders having more than 50% of all Term Loans outstanding and (ii) with respect to Revolving Loans, Required Revolving Lenders.

          "REQUIRED LENDERS" shall mean Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving and Term Loan Commitments.

          "REQUIRED REVOLVING LENDERS" shall mean Lenders having more than 50% of all Revolving Commitments or, after the Revolving Commitments have terminated, more than 50% of all Revolving Exposure.

          "REQUIRED SECOND LIEN LENDERS" shall mean, at any time, lenders under the Second Lien Agreement having Second Lien Loans representing more than 50% of the sum of all Second Lien Loans at such time.

          "REQUIREMENTS OF LAW" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

          "RESPONSE" shall mean (a) "response" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

          "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

          "RESTATED CREDIT AGREEMENT" shall have the meaning assigned to such term in the recitals hereto.

          "REVOLVING AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

          "REVOLVING BORROWING" shall mean a Borrowing comprised of Revolving Loans.

          "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender or by a Revolving Loan Joinder, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate amount of the Lenders' Revolving Commitments on the Amendment Effectiveness Date is

$160.0 million (including the Additional Revolving Commitments and the New Revolving Commitments).

          "REVOLVING EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's LC Exposure, plus the aggregate amount at such of such Lender's Swingline Exposure.

          "REVOLVING LENDER" shall mean a Lender with a Revolving Commitment.

          "REVOLVING LOAN" shall mean a Loan (including an Additional Revolving Loan and a New Revolving Loan) made by the Lenders to Borrower pursuant to
Section 2.01(b) or by a Revolving Loan Joinder. Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

          "REVOLVING LOAN JOINDER" shall have the meaning assigned to such term in Section 2.20(c).

          "REVOLVING MATURITY DATE" shall mean the date which is five years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter, unless extended pursuant to Section 2.20 hereof.

          "SALE AND LEASEBACK TRANSACTION" has the meaning assigned to such term in Section 6.03.

          "SALE/LEASEBACK ATTRIBUTABLE INDEBTEDNESS" shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

          "SECOND AMENDMENT NEW TRANSACTIONS" shall have the meaning assigned to such term in the recitals hereto.

          "SECOND AMENDMENT TRANSACTIONS" shall mean (x) the Second Amendment New Transactions and (y) the execution, delivery and performance of the Loan Documents and the Second Lien Loan Documents.

          "SECOND LIEN AGREEMENT" shall mean that certain credit agreement dated as of December 1, 2004, as amended and restated on July 26, 2005 and on the date hereof, among Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto, UBS Securities LLC, as Arranger, Bookrunner and Syndication Agent, and UBS AG, Stamford Branch, as Administrative Agent, Syndication Agent and Collateral Agent, as amended or modified only to the extent permitted by
Section 6.11 and the Intercreditor Agreement.

          "SECOND LIEN COLLATERAL AGENT" shall mean UBS AG, Stamford Branch, in its capacity as Collateral Agent under the Second Lien Agreement, and its successors and assigns.

          "SECOND LIEN LOAN DOCUMENTS" shall mean the Second Lien Agreement, each mortgage and other security documents thereunder and the notes issued thereunder.


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

          "SECOND LIEN LOANS" shall mean the senior secured second lien term loan facility under the Second Lien Agreement.

          "SECOND LIEN OBLIGATIONS" shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Second Lien Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under the Second Lien Agreement and the other Second Lien Loan Documents owing to the Second Lien Secured Parties (in their capacity as such) and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to the Second Lien Agreement and the other Second Lien Loan Documents owing to the Second Lien Secured Parties (in their capacity as such).

          "SECOND LIEN SECURED PARTIES" shall mean the Second Lien Collateral Agent and each person that is a lender under the Second Lien Agreement.

          "SECURED HEDGING AGREEMENT" shall mean (a) each Hedging Agreement if at the date of entering into such Hedging Agreement a party thereto was a Lender or an Affiliate of a Lender and (b) so long as no Event of Default has occurred and is continuing at the time such Hedging Agreement is entered into and at the time the conditions in this clause (b) are fulfilled, at the election of Borrower upon written notice to the Administrative Agent and the Collateral Agent, each Hedging Agreement relating to commodity prices with any person, so long as, in either case (a) or (b), such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.03 and 10.09.

          "SECURED OBLIGATIONS" shall mean (a) the Obligations, (b) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Secured Hedging Agreement and (c) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds in connection with the Loan Documents.

          "SECURED PARTIES" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each party (other than any Loan Party or Affiliate thereof) to a Secured Hedging Agreement.

          "SECURITIES ACT" shall mean the Securities Act of 1933.

          "SECURITIES COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

          "SECURITY AGREEMENT" shall mean the Security Agreement dated as of December 1, 2004 among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

          "SECURITY AGREEMENT COLLATERAL" shall mean all property pledged or granted as collateral pursuant to the Security Agreement delivered (a) on the Closing Date or (b) thereafter pursuant to Section 5.11.

          "SECURITY DOCUMENTS" shall mean the Security Agreement, the Intercreditor Agreement, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

          "SELLER" shall mean Regency Services, LLC, a Delaware limited liability company.

          "SPECIFIED IPO" shall mean the IPO of Regency Energy Partners LP, a Parent Company, pursuant to the Registration Statement.

          "SPONSOR" shall mean Hicks, Muse, Tate & Furst Equity Fund V, LP.

          "STANDBY LETTER OF CREDIT" shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of Borrower or any of its Subsidiaries, (b) the obligations of third-party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit or (c) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries if required by a Requirement of Law or in accordance with custom and practice in the industry.

          "STATUTORY RESERVES" shall mean, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

          "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations and the Second Lien Obligations of Borrower and such Guarantor, as applicable.

          "SUBSIDIARY" shall mean, with respect to any person (the "PARENT") at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" refers to a Subsidiary of Borrower.

          "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11.

          "SUCCESSFUL SYNDICATION" shall have the meaning given to such term in the Amendment Fee Letter.

          "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the Swingline Commitment shall initially be $10.0 million, but in no event exceed the Revolving Commitment.

          "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

          "SWINGLINE LENDER" shall have the meaning assigned to such term in the preamble hereto.

          "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

          "SYNDICATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

          "TAX RETURN" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

          "TAXES" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          "TERM BORROWING" shall mean a Borrowing comprised of Term Loans.

          "TERM LOAN" shall mean the term loans made by the Lenders to Borrower pursuant to Section 2.01(a) or 2.01(c) or by an Increase Joinder. Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

          "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date, to make an Additional Term Loan hereunder prior to the Amendment Effectiveness Date or to make a New Term Loan in the amount set forth on
Schedule I to the Lender Addendum executed and delivered by such Lender or to make a Term Loan on a later date pursuant to Section 2.19. The aggregate amount of the Lenders' Term Loan Commitments on the Amendment Effectiveness Date is $50.0 million; $200.0 million of Term Loans were made on the Closing Date, $60.0 million of Additional Term Loans were made prior to the Amendment

Effectiveness Date and $258,350,000 of Term Loans are outstanding on the Amendment Effectiveness Date.

          "TERM LOAN LENDER" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

          "TERM LOAN MATURITY DATE" shall mean the date which is five years and six months after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

          "TEST PERIOD" shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

          "THIRD AMENDED AND RESTATED CREDIT AGREEMENT" shall mean the form credit agreement attached hereto as Exhibit T.

          "TOTAL LEVERAGE RATIO" shall mean, at any date of determination, the ratio of Consolidated Funded Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

          "TRANSACTION DOCUMENTS" shall mean the Acquisition Documents, the Original Second Lien Loan Documents and the Original Loan Documents.

          "TRANSACTIONS" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including
(a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Original Loan Documents and the Original Second Lien Loan Documents and the initial borrowings hereunder and thereunder; (c) the Refinancing; (d) the Regency Equity Financing; and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

          "TRANSFERRED GUARANTOR" shall have the meaning assigned to such term in Section 7.09.

          "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

          "UNITED STATES" shall mean the United States of America.

          "VOTING STOCK" shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the Board of Directors of such person.

          "WAHA ASSETS" shall mean (a) all Equity Interests issued, and all assets owned, by (i) Regency Waha GP, LLC, a Delaware limited partnership, (ii) Regency Gas Services Waha, LP, a Delaware limited partnership, and (iii) Regency Waha LP, LLC, a Delaware limited liability company, in each case, for purposes of this clause (a), as of the Closing Date, and (b) any other assets or Equity Interests reasonably related thereto and owned by Borrower or its Subsidiaries on any applicable date; provided that in each case, for purposes of this clause (b), such other assets and Equity Interests shall exclude the Other Region Assets.

          "WHOLLY OWNED SUBSIDIARY" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

          "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing," "Borrowing of Term Loans") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) "on," when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means "on, in, under, above or about."

          SECTION 1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the Amendment Effectiveness Date unless otherwise agreed to by Borrower and the Required Lenders.

          SECTION 1.05 RESOLUTION OF DRAFTING AMBIGUITIES. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

                                   ARTICLE II
                                   THE CREDITS

          SECTION 2.01 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

          (a) to make a Term Loan (other than Additional Term Loans and New Term Loans) to Borrower on the Closing Date in the principal amount not to exceed its Term Loan Commitment on such date;

          (b) to make Revolving Loans to Borrower, at any time and from time to time on or after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment;

          (c) to make Additional Term Loans to Borrower on the First Amendment Effectiveness Date or as otherwise previously required by the Restated Credit Agreement in the principal amount not to exceed its Additional Term Loan Commitment; and

          (d) to make a New Term Loan to Borrower on a single date after the Amendment Effectiveness Date but no later than December 15, 2005 in the principal amount not to exceed its New Term Loan Commitment.

          Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

          SECTION 2.02 LOANS.

     (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1.0 million or
(ii) equal to the remaining available balance of the applicable Commitments and
(y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

          (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of

Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c) Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement, and Borrower's obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

          (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

          SECTION 2.03 BORROWING PROCEDURE. To request a Revolving Borrowing or Term Borrowing, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

          (a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;

          (b) the aggregate amount of such Borrowing;

          (c) the date of such Borrowing, which shall be a Business Day;

          (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

          (f) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

          (g) that the conditions set forth in Sections 4.02(b)-(c) have been satisfied as of the date of the notice.

          If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04 EVIDENCE OF DEBT; REPAYMENT OF LOANS.

          (a) Promise to Repay. Borrower hereby unconditionally promises to pay
(i) to the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender on the Term Loan Maturity Date, (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing is made.

          (b) Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

          (c) Promissory Notes. Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit K-1, K-2 or K-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.05 FEES.

          (a) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a "COMMITMENT FEE") equal to the Applicable Fee per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Closing Date. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b) Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Original Fee Letter and the Amendment Fee Letter and/or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the "ADMINISTRATIVE AGENT FEES").

          (c) LC and Fronting Fees. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee ("LC PARTICIPATION FEE") with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee ("FRONTING FEE"), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.06 INTEREST ON LOANS.

          (a) ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

          (b) Eurodollar Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

          (c) Default Rate. Notwithstanding the foregoing, during the continuance of an Event of Default, all Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2% plus the rate otherwise applicable to such amount (in either case, the "DEFAULT RATE").

          (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that
(i) interest accrued pursuant to Section 2.06(c) shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

          SECTION 2.07 TERMINATION AND REDUCTION OF COMMITMENTS.

          (a) Termination of Commitments. The New Term Loan Commitments existing on the Amendment Effectiveness Date shall automatically terminate at 5:00 p.m., New York City time, on December 15, 2005. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

          (b) Optional Terminations and Reductions. At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

          (c) Borrower Notice. Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.08 INTEREST ELECTIONS.

          (a) Generally. Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any one time. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) Interest Election Notice. To make an election pursuant to this Section, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section
2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with
Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

          If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (c) Automatic Conversion to ABR Borrowing. If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.09 [INTENTIONALLY OMITTED].

          SECTION 2.10 OPTIONAL AND MANDATORY PREPAYMENTS OF LOANS.

          (a) Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1.0 million.

          (b) Revolving Loan Prepayments.

          (i) In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

          (ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

          (iii) In the event that the sum of all Lenders' Revolving Exposures exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately first, repay or prepay Revolving Borrowings, and second, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

          (iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

          (c) Asset Sales. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by Holdings or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:

          (i) no such prepayment shall be required under this Section 2.10(c) with respect to (A) any Asset Sale permitted by Sections 6.06(a), (c)-(h),
     (j) and (k), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $1.0 million in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $2.0 million in Net Cash Proceeds in any fiscal year; and

          (ii) so long as no Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within 360 days following the date of such Asset Sale (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this
     Section 2.10(c); provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.

          (d) Debt Issuance or Preferred Stock Issuance. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock Issuance by Holdings or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds.

          (e) Equity Issuance. Not later than five Business Days following the receipt by any Parent Company or its Subsidiaries of any Net Cash Proceeds of any Equity Issuance, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 50% of such Net Cash Proceeds.

          (f) Casualty Events. Not later than seven Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by Holdings or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:

          (i) so long as no Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets, no later than 360 days following the date of receipt of such proceeds; provided that so long as construction or other work to so replace, repair or restore has commenced within such 360-day period but has not been completed (and can reasonably be expected to be completed pursuant to a written contract to be completed within 540 days of receipt), any such remaining proceeds shall continue to not be required to be so applied so long as they are used to repay any outstanding Revolving Loans; provided further that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections
     5.11 and 5.12; and

          (ii) if any portion of such Net Cash Proceeds shall not be so applied within such 360-day period (or 540-day period, as applicable), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f).

          (g) Excess Cash Flow. No later than the earlier of (i) 90 days after the end of each Excess Cash Flow Period and (ii) the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 75% of Excess Cash Flow for the Excess Cash Flow Period then ended; provided that if the Total Leverage Ratio as of the end of any Excess Cash Flow Period is less than 4.0:1.0, then only 50% of Excess Cash Flow for such Excess Cash Flow Period shall be required to be applied toward such prepayments.

          (h) Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h). After application of mandatory prepayments of Term Loans described above in this
Section 2.10(h) and to the extent there are mandatory prepayment amounts remaining after such application, the Revolving Commitments shall be permanently reduced ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess, and Borrower shall comply with Section 2.10(b).

          Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an "EXCESS AMOUNT"), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the Excess Amount shall be either (A) deposited in an escrow account on terms satisfactory to the Collateral Agent and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

          (i) Notice of Prepayment. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than four hours (during the normal Business Day) prior to such prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such termination is revoked in accordance with Section 2.07. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

          SECTION 2.11 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

          (b) the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be promptly given), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.12 YIELD PROTECTION.

          (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank;

          (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

          (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (excluding Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such Lender's or the Issuing Bank's holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Bank, Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to Borrower shall be conclusive absent manifest error. Subject to
Section 2.12(d), Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

          SECTION 2.13 BREAKAGE PAYMENTS. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16(b), then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

          SECTION 2.14 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
SETOFFS.

          (a) Payments Generally. Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

          (b) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

          (c) Sharing of Setoff. If any Lender (and/or the Issuing Bank, which shall be deemed a "Lender" for purposes of this Section 2.14(c)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

          (d) Borrower Default. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d), 2.17(d), 2.18(d), 2.18(e) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.15 TAXES.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required by applicable Requirements of Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

          (b) Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

          (c) Indemnification by Borrower. Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 20 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Status of Lenders. Any Foreign Lender shall, to the extent it may lawfully do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or the Administrative Agent or if the Lender's factual or legal circumstances have changed since it last provided the form, rendering such form obsolete or incorrect, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit Q, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of Borrower within the meaning of
     Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower to determine the withholding or deduction required to be made.

          (f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its good faith sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) so as to leave such Lender, Issuing Bank or Administrative Agent in no better or worse position than in which each would have been if payment of the relevant additional amount had not been made; provided that Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other person.

          SECTION 2.16 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.12 or 2.15, as the case may be and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to Borrower shall be conclusive absent manifest error.

          (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, or if Borrower exercises its replacement rights under Section 10.02(d), then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

          (i) Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b);

          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

          (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to
     Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

          (iv) such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

          SECTION 2.17 SWINGLINE LOANS.

          (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.

          (b) Swingline Loans. To request a Swingline Loan, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section

2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $500,000 and integral multiples of $500,000 above such amount.

          (c) Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00
(noon), New York City time, on the proposed date of repayment.

          (d) Participations. The Swingline Lender may at any time in its discretion by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 A.M., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender's Revolving Exposure to exceed such Lender's Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

          SECTION 2.18 LETTERS OF CREDIT.

          (a) General. Subject to the terms and conditions set forth herein, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the total Revolving Exposure would exceed the total Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall deliver, by hand or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank), an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

          A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

          (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

          (ii) the amount thereof;

          (iii) the expiry date thereof (which shall not be later than the date specified in Section 2.18(c));

          (iv) the name and address of the beneficiary thereof;

          (v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

          (vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

          (vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

          (viii) such other matters as the Issuing Bank may require.

          A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing
Bank:

          (i) the Letter of Credit to be amended, renewed or extended;

          (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

          (iii) the nature of the proposed amendment, renewal or extension; and

          (iv) such other matters as the Issuing Bank may require.

If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. In the event of any conflict between such application and this Agreement, this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment,
(ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the conditions set forth in Section 4.02 in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

          Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, who shall promptly notify each Revolving Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.18(d). On the first Business Day of each calendar month, the Issuing Bank shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts and beneficiaries thereof and the Administrative Agent shall promptly provide such report to each Revolving Lender.

          (c) Expiration Date. (i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 270 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 270 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

          (ii) If Borrower so requests in any Letter of Credit Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the Letter of Credit Expiration Date; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(f) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, (1) from the Administrative Agent that any Revolving Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement.

          (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that Borrower receives such notice; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans or Swingline Loans in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loans.

          (ii) If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Lender's Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender's Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

          (iii) If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, the rate per annum set forth in Section 2.18(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

          (f) Obligations Absolute. The Reimbursement Obligation of Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Borrower and its Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Requirements of Law) suffered by Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to Section 2.06(c). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit on terms and in accounts satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash or Cash Equivalents equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in Section 8.01(g) or
(h). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

          (j) Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Lender(s). Any Lender designated as an issuing bank pursuant to this paragraph
(j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

          (k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days' prior notice to the Lenders, the Administrative Agent and Borrower. The Issuing Bank may be replaced at any time by written agreement among Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

          (l) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Amendment Effectiveness Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Amendment Effectiveness Date and which the Issuing Bank in good faith deems material to it; or

          (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if
(A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          SECTION 2.19 INCREASE IN COMMITMENTS.

          (a) Borrower Request. After a Successful Syndication is completed, Borrower may by 10 Business Days' written notice to the Administrative Agent request, on up to but no more than four separate occasions, the establishment of one or more new Term Loan Commitments (it being understood that this is in addition to the New Term Loan Commitments) by an amount not in excess of $40.0 million in the aggregate and not less than $5.0 million individually. Each such notice shall specify (i) the date (each, an "INCREASE EFFECTIVE DATE") on which Borrower proposes that the increased or new Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom Borrower proposes any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment.

          (b) Conditions. The increased or new Commitments shall become effective, as of such Increase Effective Date; provided that:

          (i) each of the conditions set forth in Section 4.02 shall be satisfied;

          (ii) no Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

          (iii) as of the Test Period, after calculating Consolidated EBITDA, Indebtedness and Consolidated Interest Expense on a Pro Forma Basis to give effect to the borrowings to be made on the Increase Effective Date, the Acquisition, the Projects, any Permitted Acquisition (including any Permitted Acquisition financed on the Increase Effective Date) and Asset Sales consummated at any time on or after the first day of the Test Period as if the Acquisition, the Projects and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the first day of such period, Borrower shall be in compliance with each of the covenants set forth in Section 6.10;

          (iv) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

          (c) Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:

          (i) terms and provisions of Term Loans made pursuant to new Commitments shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term Loans (it being understood that such Term Loans may be part of an existing tranche of Term Loans);

          (ii) the weighted average life to maturity of all new Term Loans shall be no shorter than the weighted average life to maturity of the existing Term Loans;

          (iii) the maturity date of the new Term Loans shall not be earlier than the Final Maturity Date;

          (iv) the Applicable Margins for the new Term Loans shall be determined by Borrower and the applicable new Lenders; provided, however, that the Applicable Margins for the new Term Loans shall not be greater than the Applicable Margins then payable with respect to the Term Loans plus 50 basis points.

The increased or new Commitments shall be effected by a joinder agreement (the "INCREASE JOINDER") executed by Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.19.

          (d) Making of New Term Loans. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to Borrower in an amount equal to its new Commitment.

          (e) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Term Loans or any such new Commitments.

          SECTION 2.20 MODIFICATION OF REVOLVING LOAN.

          (a) Borrower Request. Borrower may by 30 Business Days' written notice to the Administrative Agent elect to request, effective as of the Revolving Maturity Date, to extend the Revolving Loans and the Revolving Loan Commitments beyond the Revolving Maturity Date or to replace the Revolving Loan Commitments. Such notice shall specify (i) the date on which the Borrower proposes that the extended or new Revolving Loan Commitments shall mature and (ii) the identity of each Eligible Assignee to whom Borrower proposes any portion of such extended or new Revolving Loan Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the extended or new Revolving Loan Commitments may elect or decline, in its sole discretion, to provide such extended or new Revolving Loan Commitment and if it so declines the unpaid principal amount of its Revolving Loans shall be paid in full on the Revolving Maturity Date.

          (b) Conditions. The extended or new Revolving Loan Commitments shall become effective, as of the Revolving Loan Maturity Date; provided that:

          (i) each of the conditions set forth in Section 4.02 shall be satisfied;

          (ii) no Event of Default shall have occurred and be continuing or would result from the extension or replacement of the Revolving Loan Commitments; and

          (iii) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

          (c) Terms of New Revolving Loans and Revolving Loan Commitments. The terms and provisions of Revolving Loans and Revolving Loan Commitments made pursuant to such extension or replacement shall be identical to those of the current Revolving Loans and Revolving Loan Commitments. The extended or new Revolving Loan Commitments shall be effected by a joinder agreement (the "REVOLVING LOAN JOINDER") executed by Borrower, the Administrative Agent and each Lender making such extended or new Commitment, in form and substance satisfactory to each of them. The Revolving Loan Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20.

          (d) Equal and Ratable Benefit. The Loans and Commitments extended or established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the extension or establishment of any such Loans or any such Commitments.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions, the Amendment Transactions and the Second Amendment Transactions to occur on the Amendment Effectiveness Date unless otherwise expressly stated) that:

          SECTION 3.01 ORGANIZATION; POWERS. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite organizational power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

          SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Second Amendment Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03 NO CONFLICTS. Except as set forth on Schedule 3.03, the Second Amendment Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect,
(ii) filings necessary to perfect Liens created by the Loan Documents and the Second Lien Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law in any material respect, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

          SECTION 3.04 FINANCIAL STATEMENTS; PROJECTIONS.

          (a) Historical Financial Statements. Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related income statements and statements of cash flows and statements of changes in member interests of Borrower (x)(i) as of, and for the period from April 2, 2003 through, December 31, 2003, and (ii) as of and for the fiscal year ended December 31, 2004, in each case audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent public accountants, and (y)(i) as of and for the nine-month period ended September 30, 2004 and for the comparable period of the preceding fiscal year, (ii) as of and for the three-month period ended March 31, 2005 and as of and for the three-month period ended March 31, 2004 and (iii) as of and for the three-month and six-month periods ended June 30, 2005 and as of and for the three-month and six-month periods ended June 30, 2004, in the case of clauses
(x) and (y), certified by the chief financial officer of Borrower. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP and fairly present, in all material respects, the consolidated financial condition and results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods to which they relate.

          (b) No Liabilities. Except as set forth in the financial statements referred to in Section 3.04(a), there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities permitted under the Loan Documents and the Second Lien Loan Documents. Since December 31, 2003 there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

          (c) Pro Forma Financial Statements. Holdings has heretofore delivered to the Lenders Borrower's unaudited pro forma consolidated balance sheet and statement of income, pro forma EBITDA and other operating data for the fiscal year ended December 31, 2003, and as of and for the nine-month period ended September 30, 2004, in each case after giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statement of income. Such pro forma financial statements have been prepared in good faith by Holdings, based on the assumptions stated therein (which assumptions are believed by Holdings on the date hereof and on the Closing Date to be reasonable in light of current conditions and facts then known to Holdings), are based on the best information available to Holdings as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions, and present fairly in all material respects the pro forma consolidated financial position and results of operations of Borrower and its Subsidiaries as of such date and for such periods, assuming that the Transactions had occurred at such dates.

          (d) Forecasts. The forecasts of financial performance of Borrower and its subsidiaries furnished to the Lenders have been prepared in good faith by Holdings and based on assumptions believed by Borrower to be reasonable at the time such forecasts were provided (and on the Closing Date in the case of forecasts provided prior to the Closing Date) (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that actual results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representation that such projections will be realized).

          SECTION 3.05 PROPERTIES.

          (a) Generally. Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Collateral Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) in accordance with industry standards and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

          (b) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Amendment Effectiveness Date contain a true and complete list of each interest in Real Property (i) owned by any Company as of the date hereof and describes the type of interest therein held by such Company and whether such owned Real Property is leased and if leased whether the underlying Lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Company and, in each of the cases described in clauses (i) and (ii) of this Section 3.05(b), whether any Lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Second Amendment Transactions. As of the Amendment Effectiveness Date, with respect to each Real Property or Mortgaged Property, there are no Leases in which Borrower or any Subsidiary holds the lessor's interest.

          (c) No Casualty Event. No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property. No Mortgage encumbers improved Real Property that is located in an area that as of the date of this Agreement has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

          (d) Collateral. Each Company owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Company's business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company's use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06 INTELLECTUAL PROPERTY.

          (a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, in each case that could reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business that are listed in Schedule 12(a) or 12(b) to the Perfection


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

Certificate, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any copyright, patent or trademark (as such terms are defined in the Security Agreement) listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect.

          (c) No Violations or Proceedings. To each Loan Party's knowledge, on and as of the date hereof, there is no material violation by others of any right of such Loan Party with respect to any copyright, patent or trademark listed in
Schedule 12(a) or 12(b) to the Perfection Certificate, pledged by it under the name of such Loan Party except as may be set forth on Schedule 3.06(c).

          SECTION 3.07 EQUITY INTERESTS AND SUBSIDIARIES.

          (a) Equity Interests. Schedules 1(a) and 10(a) to the Perfection Certificate dated the Amendment Effectiveness Date set forth a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Amendment Effectiveness Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Amendment Effectiveness Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Amendment Effectiveness Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Borrower and Holdings, are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries. All Equity Interests of Borrower are owned directly by Holdings. Each Loan Party is the record and beneficial owner of, and has good and defensible title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Agreement and the Second Lien Loan Documents, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests. All Subsidiaries of Holdings, other than Borrower, existing on the Amendment Effectiveness Date are Guarantors.

          (b) No Consent of Third Parties Required. No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or First Priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.

          (c) Organizational Chart. An accurate organizational chart, showing the ownership structure of Holdings, Borrower and each Subsidiary on the Amendment Effectiveness Date, and after giving effect to the Transactions, the Amendment Transactions and the Second Amendment Transactions, is set forth on
Schedule 10(a) to the Perfection Certificate dated the Amendment Effectiveness Date.

          SECTION 3.08 LITIGATION; COMPLIANCE WITH LAWS. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions, the Amendment Transactions or the Second Amendment Transactions or (ii) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except for matters covered by Section 3.18, no


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

Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company's Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.09 AGREEMENTS. No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.
Schedule 3.09 accurately and completely lists all material agreements (other than leases of Real Property set forth on Schedule 8(a) or 8(b) to the Perfection Certificate dated the Amendment Effectiveness Date) to which any Company is a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and Borrower has delivered to the Administrative Agent complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto, and all such agreements are in full force and effect.

          SECTION 3.10 FEDERAL RESERVE REGULATIONS. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

          SECTION 3.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Company is (a) an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, other than in compliance with Section 9(a)(2) thereof. No approval, consent or notice pursuant to the Public Utility Holding Company Act of 1935, as amended, is required in connection with the Transactions, the Amendment Transactions or the Second Amendment Transactions or is required in connection with making any extensions of credit hereunder.

          SECTION 3.12 USE OF PROCEEDS. Borrower will use the proceeds of (a) the Term Loans and the Revolving Loans funded on the Closing Date (together with the proceeds of the Second Lien Loans) to finance the Transactions (other than the Regency Equity Financing) and pay related fees, commissions and expenses,
(b) the Additional Term Loans to fund the Projects, (c) the New Term Loans to repay the Revolving Loans and the Second Lien Loans, (d) the Term Loans funded after the Amendment Effectiveness Date (other than the New Term Loans) in accordance with Section 2.19, and (e) the Revolving Loans funded after the Closing Date, and the Swingline Loans, after the Closing Date for working capital and general corporate purposes (including to effect Permitted Acquisitions and the Projects).

          SECTION 3.13 TAXES. Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP and (ii) which could not, individually or in the aggregate, have a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a "tax shelter" within the meaning of
Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever "participated" in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

          SECTION 3.14 NO MATERIAL MISSTATEMENTS. No written information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, or the Original Confidential Information Memorandum or the Amendment Confidential Information Memorandum or the New Confidential Information Memorandum contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that (i) to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representation that such projections will be realized) and (ii) as to statements, information and reports supplied by third parties after the Amendment Effectiveness Date, Borrower represents only that it is not aware of any material misstatement or omission therein.

          SECTION 3.15 LABOR MATTERS. As of the date hereof and the Amendment Effectiveness Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions, the Amendment Transactions and the Second Amendment Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

          SECTION 3.16 SOLVENCY. Immediately after the consummation of the Second Amendment Transactions to occur on the Amendment Effectiveness Date and immediately following the


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

making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of each Loan Party (individually and on a consolidated basis with its Subsidiaries, and determined on a going concern basis) will exceed the probable liability of its debts and other liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Amendment Effectiveness Date.

          SECTION 3.17 EMPLOYEE BENEFIT PLANS. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Company or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.18 ENVIRONMENTAL MATTERS.

          (a) Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

          (i) The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, Environmental Law;

          (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years;

          (iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability by the Companies under Environmental Law;

          (iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

          (v) No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

          (b) Except as set forth in Schedule 3.18:

          (i) (A) On the Amendment Effectiveness Date, no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location and (B) after the Amendment Effectiveness Date, no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location, except, in each case, as individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

          (ii) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

          (iii) No material Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;

          (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law; and

          (v) The Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies.

          SECTION 3.19 INSURANCE. Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as of the Amendment Effectiveness Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, no Company has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement except as could not reasonably be expected to cause or result in a Material Adverse Effect. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

          SECTION 3.20 SECURITY DOCUMENTS.

          (a) Security Agreement. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

          (b) Copyright Office Filing. When the Security Agreement or a short form thereof is filed in the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Registered Copyrights and Registered Copyright Licenses (each as defined in such Security Agreement), in each case subject to no Liens other than Permitted Collateral Liens.

          (c) Mortgages. Each Mortgage (as amended by the Mortgage Amendments, if applicable) is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable First Priority Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when the Mortgages are filed in the offices specified on Schedule 8(a) to the Perfection Certificate dated the Amendment Effectiveness Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections
5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12), the Mortgages shall constitute First Priority fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage.

          (d) Valid Liens. Each Security Document delivered pursuant to Sections
5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute First Priority fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Collateral Liens.

          SECTION 3.21 ACQUISITION DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN ACQUISITION AGREEMENT. Schedule 3.21 lists (i) each exhibit, schedule, annex or other attachment to the Acquisition Agreement and (ii) each agreement, certificate, instrument, letter or other document contemplated by the Acquisition Agreement or any item referred to in clause (i) to be entered into, executed or delivered or to become effective in connection with the Acquisition or otherwise entered into, executed or delivered in connection with the Acquisition, in each case on or prior to the Closing Date. The Lenders have been furnished true and complete copies of each Acquisition Document to the extent executed and delivered on or prior to the Closing Date. All representations and warranties of each Company set forth in the Acquisition Agreement and the Second Lien Agreement were true and correct in all material respects as of the time such representations and warranties were made and, except, in the case of the Acquisition Agreement, as affected by the transactions specifically permitted thereby, shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          SECTION 3.22 ANTI-TERRORISM LAW. No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

          No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

          (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

          (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

          No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE IV
           CONDITIONS TO CREDIT EXTENSIONS; AMENDMENT AND RESTATEMENT

          SECTION 4.01 CONDITIONS TO INITIAL CREDIT EXTENSION. The conditions precedent to the obligation of each Lender to fund the initial Credit Extension requested to be made by it on the Closing Date were met on the Closing Date.

          SECTION 4.02 CONDITIONS TO ALL CREDIT EXTENSIONS AND AMENDMENT EFFECTIVENESS DATE. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

          (a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

          (b) No Default. Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

          (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (d) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

          Each of the delivery of a Borrowing Request or an LC Request and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.02(b) - (c) have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.10) as the Administrative Agent may reasonably request to confirm that the conditions in Sections 4.02(b) - (c) have been satisfied.

          By executing this Agreement on the Amendment Effectiveness Date the Loan Parties certify that each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of the Amendment Effectiveness Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          SECTION 4.03 CONDITIONS TO CREDIT EXTENSIONS UNDER NEW TERM LOAN COMMITMENTS. The obligation of each Lender to fund a Credit Extension requested to be made by it pursuant to the New Term Loan Commitments is subject to the satisfaction of all conditions precedent set forth in Article III of the Amendment Agreement.

          SECTION 4.04 CONDITIONS TO AMENDMENT AND RESTATEMENT.

     All parties hereto agree that upon the consummation of the Specified IPO on or before March 31, 2006, subject to Section 10.17, so long as no Default has occurred and is continuing and so long as Regency MLP becomes a party to the Third Amended and Restated Credit Agreement and each of Regency MLP and Regency OLP GP LLC (or such other name of the general partner of the Borrower) executes a pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent (each pledging their Equity Interests in Borrower), this Agreement shall be automatically amended and restated in its entirety by a credit agreement in the form of the Third Amended and Restated Credit Agreement and that the signatures of the Loan Parties and the Agents to this Agreement shall also be deemed signatures to such agreement.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

          Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

          SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent and each Lender:

          (a) Annual Reports. As soon as available and in any event within 90 days (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act) after the end of each fiscal year, beginning with the fiscal year ending December 31, 2005, (i) the consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated income statements and statements of cash flows and changes in member interests for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, accompanied by an opinion of Deloitte & Touche LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP, (ii) a management report in reasonable detail setting forth (A) statement of income items and Consolidated EBITDA of Borrower for such fiscal year, showing variance, by dollar amount and percentage, from amounts for the previous fiscal year and budgeted amounts and (B) key operational information and statistics for such fiscal year consistent with internal and industry-wide reporting standards, and (iii) a narrative report and management's discussion and analysis, in reasonable detail, of the financial condition and results of operations of Borrower for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts (it being understood that the information required by clause (i) may be furnished in the form of a Form 10-K);

          (b) Quarterly Reports. As soon as available and in any event within 45 days (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2005, (i) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated income statements and statements of cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP, (ii) a management report in reasonable detail setting forth (A) statement of income items and Consolidated EBITDA of Borrower for such fiscal quarter and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year and budgeted amounts and (B) key operational information and statistics for such fiscal quarter and for the then elapsed portion of the fiscal year consistent with internal and industry-wide reporting standards, and (iii) a narrative report and management's discussion and analysis, in reasonable detail, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts (it being understood that the information required by clause (i) may be furnished in the form of a Form 10-Q);

          (c) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate and (ii) concurrently with any delivery of financial statements under Section 5.01(a) above, beginning with the fiscal year ending December 31, 2005, a report of the accounting firm auditing such financial statements stating that in the course of its regular audit of the financial statements of Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that any Default insofar as it relates to financial or accounting matters subject to audit procedures has occurred or, if such accounting firm believes such a Default has occurred, specifying the nature and extent thereof;


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

          (d) Financial Officer's Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

          (e) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Material Indebtedness (other than Permitted Holders) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

          (f) Management Letters. Promptly after the receipt thereof by any Company, a copy of any "management letter" received by any such person from its certified public accountants that indicates, in the reasonable good faith judgment of Borrower's Board of Directors, a potential material weakness in such Company's internal controls or procedures and the management's responses thereto;

          (g) Budgets. Within 60 days after the beginning of each fiscal year, a budget for Borrower in form reasonably satisfactory to the Administrative Agent, but to include balance sheets, statements of income and sources and uses of cash, for (i) each quarter of such fiscal year prepared in detail and (ii) each fiscal year thereafter, through and including the fiscal year in which the Final Maturity Date occurs, prepared in summary form, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Borrower to the effect that the budget of Borrower is a reasonable estimate for the periods covered thereby and, promptly when available, any significant revisions of such budget;

          (h) Organization. Concurrently with any delivery of financial statements under Section 5.01(a), an accurate organizational chart as required by Section 3.07(c), or confirmation that there are no changes to
     Schedule 10(a) to the Perfection Certificate;

          (i) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof in more than a de minimis fashion and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

          (j) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02 LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within three Business Days of the occurrence thereof):


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

          (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

          (c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

          (d) the occurrence of a Casualty Event; and

          (e) (i) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or claim asserted against any of the Collateral or
     (ii) the occurrence of any other event which could materially adversely affect the value of the Collateral.

          SECTION 5.03 EXISTENCE; BUSINESSES AND PROPERTIES.

          (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (b) (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, Leases, servitudes, easements, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names necessary in the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; (iv) pay and perform its obligations under all Leases, Transaction Documents and Amendment Transaction Documents; and (v) at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business and Casualty Events) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times except in the case of (i), (ii), (iii), (iv) and (v) where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section 5.03(b) shall prevent (x) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06; (y) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (z) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

          SECTION 5.04 INSURANCE.

          (a) Generally. Keep its insurable property adequately insured at all times by reputable insurers that are, to the knowledge of the Loan Parties, financially sound; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims as are usually carried by companies of established repute engaged in the same or similar business owning similar properties and located in the same general areas, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker's compensation insurance and such other insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Administrative Agent may from time to time require (such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Collateral Agent); provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during the continuance of an Event of Default.

          (b) Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (iii) be reasonably satisfactory in all other respects to the Collateral Agent.

          (c) Notice to Agents. Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

          (d) Flood Insurance. With respect to each portion of Mortgaged Property (other than Pipelines) on which improvements are located, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

          (e) Broker's Report. Deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

          (f) Mortgaged Properties. No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party's respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

          SECTION 5.05 OBLIGATIONS AND TAXES.

          (a) Payment of Obligations. Except as may be required by the Loan Documents, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy, claim, Indebtedness or obligation so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and (iii) in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions and (y) the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

          (b) Filing of Returns. Timely file or cause to be filed all material Tax Returns required to be filed by it.

          (c) Tax Shelter Reporting. Borrower does not intend to treat the Loans as being a "reportable transaction" within the meaning of Treasury Regulation
Section 1.6011-4. In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

          SECTION 5.06 EMPLOYEE BENEFITS.

          (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 5 days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $1.0 million or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA

Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

          SECTION 5.07 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times during normal business hours and as often as reasonably requested and at such time to make extracts from and copies of such financial records (provided that so long as no Event of Default has occurred and is continuing the Lenders shall be entitled to only one such visit per year coordinated by the Administrative Agent and each other visit by the Administrative Agent shall be at its expense), and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).

          SECTION 5.08 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

          SECTION 5.09 COMPLIANCE WITH ENVIRONMENTAL LAWS; ENVIRONMENTAL
REPORTS.

          (a) Comply, and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property of any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits necessary for its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that no Company shall be required to undertake any Response to the extent that (i) its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (ii) such Response is being promptly and properly undertaken by a third party having adequate financial resources pursuant to a contractual obligation owed by such third party to such Company.

          (b) If a Default caused by reason of a breach of Section 3.18 or
Section 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

          (c) Each Loan Party that is an owner of Mortgaged Property shall not use, store, handle or install nor permit to be used, handled or installed in the Mortgaged Property any Hazardous Materials, other than in compliance with applicable Environmental Laws in all material respects.

          SECTION 5.10 INTEREST RATE PROTECTION. No later than the 60th day (subject to extension at the sole discretion of the Administrative Agent) after the Amendment Effectiveness Date, Borrower shall have entered into, and for a minimum of two years after the Closing Date maintain, Hedging Agreements with terms and conditions reasonably acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of Borrower's Consolidated Funded Indebtedness being effectively subject to a fixed or maximum interest rate acceptable to the Administrative Agent; provided that, notwithstanding anything herein to the contrary, Revolving Loans shall not constitute Consolidated Funded Indebtedness.

          SECTION 5.11 ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS.

          (a) Subject to this Section 5.11 and Section 10.17, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a First Priority Lien on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

          (b) Subject to Section 6.14(y), with respect to any person that is or becomes a Subsidiary after the Closing Date (other than a Joint Venture), promptly (and in any event within 30 days after such person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary
(A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto or, in the case of a Foreign Subsidiary, execute a security agreement compatible with the laws of such Foreign Subsidiary's jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or reasonably advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent pursuant to clause (i) of this
Section 5.11(b) shall not include any Equity Interests of a Foreign Subsidiary created or acquired after the Closing Date and (2) no Foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 5.11(b), if, in the case of either clause (1) or (2), doing so would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code; provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting "stock entitled to vote" within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.11(b).

          (c) Promptly grant to the Collateral Agent, within 60 days (subject to extension in the sole discretion of the Collateral Agent) of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $2.0 million, and (ii) unless the Collateral Agent otherwise consents, each leased Real Property of such Loan Party which lease individually has a fair market value of at least $2.0 million, in each case, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected First Priority Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

          (d) Promptly grant to the Collateral Agent, within 60 days (subject to extension in the sole discretion of the Collateral Agent) of the acquisition thereof, a security interest in and Mortgage on (i) each Pipeline owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon and any related unmortgaged Pipeline, has a fair market value of at least $2.0 million, and (ii) unless the Collateral Agent otherwise consents, each leased Pipeline of such Loan Party which lease together with any related unmortgaged Pipeline leases has a fair market value of at least $2.0 million, in each case, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected First Priority Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Pipeline (including a local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

          (e) Notwithstanding anything to the contrary herein or in the other Loan Documents, the Liens to be granted and perfected with respect to the Projects pursuant to this Section 5.11 shall not be required until January 31, 2006 (subject to a further sixty day extension in the Collateral Agent's sole discretion).

          SECTION 5.12 SECURITY INTERESTS; FURTHER ASSURANCES. Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

          SECTION 5.13 INFORMATION REGARDING COLLATERAL.

          (a) Subject to Section 10.17, not effect any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's chief executive office, (iii) in any Loan Party's identity or organizational structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (other than in the case of any liquidation or dissolution of Regency Gas Marketing LP in accordance with Section 6.05(e)) (A) it shall have given the Collateral Agent and the Administrative Agent not less than 20 days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.

          (b) Concurrently with the delivery of financial statements pursuant to
Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

          Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

          SECTION 6.01 INDEBTEDNESS. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

          (a) Indebtedness incurred under this Agreement (including Sections
     2.19 and 2.20 and pursuant to the Additional Term Loan Commitments, Additional Revolving Commitments, New Term Loan Commitments and New Revolving Commitments) and the other Loan Documents;

          (b) (i) Indebtedness outstanding on the Closing Date and listed on
     Schedule 6.01(b), (ii) refinancings or renewals thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and an amount equal to any unutilized commitment under the Indebtedness being renewed or refinanced, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced and (iii) Indebtedness under the Second Lien Agreement in aggregate principal amount not to exceed $50,000,000;

          (c) Indebtedness under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (d) Indebtedness permitted by Section 6.04(f);

          (e) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $5.0 million at any time outstanding;

          (f) Indebtedness in respect of bid, performance or surety bonds, workers' compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers' compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);

          (g) Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

          (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (j) so long as no Event of Default has occurred and is continuing or would occur after giving effect to such incurrence, unsecured Indebtedness of the Companies in an aggregate amount not to exceed $100.0 million; provided that unsecured Indebtedness of the Companies in an aggregate amount not to exceed $150.0 million may be incurred if after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis the Total Leverage Ratio is less than 4.0:1.0 and unsecured Indebtedness of the Companies in an aggregate amount not to exceed $200.0 million may be incurred if after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis the Total Leverage Ratio is less than 3.0:1.0, in each case so long as no Event of Default has occurred and is continuing or would occur after giving effect to such incurrence;

          (k) Indebtedness of any Loan Party (i) constituting Indebtedness of such Loan Party solely under clause (e) of the definition of "Indebtedness" and solely because of a Lien on the Equity Interests of a Joint Venture owned by such Loan Party to secure Indebtedness of such Joint Venture and its Subsidiaries and (ii) whose holder's sole recourse to any Loan Party is through such Lien on such Equity Interests;

          (l) non-recourse Indebtedness of a Subsidiary of Borrower assumed by such Subsidiary in connection with any Permitted Acquisition (or, if such Subsidiary is acquired as part of such Permitted Acquisition, existing prior thereto); provided, however, that such Indebtedness exists at the time of such Permitted Acquisition at least in the amounts assumed in connection therewith and is not drawn down, created or increased in contemplation of or in connection with such Permitted Acquisition;

          (m) Indebtedness arising from agreements incurred by the seller in connection with an Asset Sale permitted pursuant to Section 6.06 and providing for indemnification, adjustments of purchase price or similar obligations; provided, however, that such Indebtedness shall be permitted solely if it is not reflected on the balance sheet and other financial statements of any Loan Party other than as a contingent obligation referred to in a footnote to such financial statements;

          (n) Indebtedness owed to any person providing property, casualty or liability insurance to any Loan Party, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

          (o) Indebtedness of Holdings representing the obligation of Holdings to make payments with respect to the cancellation or repurchase of certain Equity Interests of officers, employees or directors (or their estates) of Holdings and its Subsidiaries, to the extent permitted by Section 6.08; and

          (p) Indebtedness consisting of indemnity obligations in connection with any Asset Sale permitted hereunder or any Permitted Acquisition so long as no claim for indemnity under such obligation has been made.

          SECTION 6.02 LIENS. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the "PERMITTED LIENS"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (b) Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which, if they secure obligations that are then overdue by more than 90 days and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (c) any Lien in existence on the Closing Date and set forth on
     Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(b)(ii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and
     (ii) does not
     encumber any property other than the property subject thereto on the Closing Date (any such Lien, an "EXISTING LIEN");

          (d) terms, conditions, exceptions, limitations, easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property or Pipelines, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such material Real Property or material Pipeline or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such material Real Property or material Pipeline, and for the purposes of this Agreement, a minor title deficiency shall include, but not be limited to, terms, conditions, exceptions, limitations, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Loan Party that are customarily granted in the oil and gas industry; provided, however, that such deficiencies shall not have, individually or in the aggregate, a Material Adverse Effect;

          (e) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (f) Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation or
     (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided that (i) with respect to clauses (x) and (y) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (iv) the aggregate amount of deposits at any time pursuant to clause (y) of this paragraph (f) shall not exceed $1.0 million in the aggregate;

          (g) Leases of the properties of any Company, in each case entered into in the ordinary course of such Company's business so long as such Leases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any

     Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

          (h) Liens, other than on Real Property, arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

          (i) Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company;

          (j) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (k) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

          (l) (i) Liens granted pursuant to the Security Documents to secure the Secured Obligations and (ii) Liens granted on the Collateral to secure the Second Lien Obligations; provided that, the case of this clause (ii), such Lien is subordinated to the Liens securing the Obligations in accordance with the terms of the Intercreditor Agreement;

          (m) licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

          (n) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

          (o) Liens on the Equity Interests of Joint Ventures to secure Indebtedness permitted pursuant to Section 6.01(k) if no holder of such Indebtedness has or could have upon the occurrence of any contingency any recourse against any Loan Party or any assets of any Loan Party (other than such Equity Interests);

          (p) Liens upon specific items of inventory or other goods and related proceeds of any Loan Party securing such person's obligations in respect of bankers' acceptances or documentary letters of credit issued or created for the account of such person to facilitate the shipment or storage of such inventory or other goods;

          (q) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, insurance premiums, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business not to exceed $1.0 million at any time outstanding;

          (r) Liens solely on any cash earnest money deposits not to exceed $5.0 million at any time outstanding made by a Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or a Joint Venture; and

          (s) Liens incurred in the ordinary course of business of the Companies with respect to obligations that do not in the aggregate exceed $5.0 million at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Documents;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents and the Second Lien Loan Documents.

          SECTION 6.03 SALE AND LEASEBACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASEBACK TRANSACTION") unless (i) the sale of such property is permitted by Section 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

          SECTION 6.04 INVESTMENT, LOAN AND ADVANCES. Except as permitted by
Section 10.17, directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "INVESTMENTS"), except that the following shall be permitted:

          (a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

          (b) Investments outstanding on the Closing Date and identified on
     Schedule 6.04(b);

          (c) the Companies may (i) acquire and hold accounts receivables, payment intangibles, chattel paper, notes receivable and similar items owing to any of them if created or acquired in the ordinary course of business, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

          (d) Hedging Obligations incurred pursuant to Section 6.01(c);

          (e) loans and advances to directors, employees and officers of Borrower and the Subsidiaries for bona fide business purposes, in aggregate amount not to exceed $5.0 million at any time outstanding;

          (f) Investments (i) by Borrower in any Subsidiary Guarantor, (ii) by any Company in Borrower or any Subsidiary Guarantor, (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor and (iv) by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor (other than a Joint Venture); provided that any Investment in the form of a loan or advance shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents;

          (g) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of amounts due (including in settlement of delinquent obligations and other disputes with supplies and customers);

          (h) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06 or other asset sales not prohibited by this Agreement;

          (i) Investments made by Borrower or any Subsidiary in Joint Ventures in an aggregate amount for all such Joint Ventures not to exceed $20.0 million total during the existence of this Agreement;

          (j) Investments in pledges, deposits and payment or performance bonds made or given in the ordinary course of business;

          (k) Investments in Capital Expenditures of the Loan Parties, to the extent such Capital Expenditures are otherwise permitted hereunder;

          (l) Investments constituting Contingent Obligations permitted by
     Section 6.01;

          (m) advances and loans to Holdings for the purposes and in the amounts necessary to pay the fees, expenses and taxes permitted by Section 6.08;

          (n) Investments in respect of Permitted Acquisitions; and

          (o) other Investments in an aggregate amount not to exceed $10.0 million at any time outstanding.

          SECTION 6.05 MERGERS AND CONSOLIDATIONS; DISSOLUTION. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

          (a) the Transactions as contemplated by the Transaction Documents;

          (b) Asset Sales in compliance with Section 6.06;

          (c) acquisitions in compliance with Section 6.07;

          (d) any Company may merge or consolidate with or into Borrower or any Subsidiary Guarantor (as long as Borrower is the surviving person in the case of any merger or consolidation involving Borrower and a Subsidiary Guarantor is the surviving person and remains a Wholly Owned Subsidiary of Holdings in any other case); provided that the Lien on and security interest in property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or
     Section 5.12, as applicable; and

          (e) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

          To the extent the Required Lenders waive the provisions of this
Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company and only to the extent that the Lien of the Second Lien Secured Parties on such Collateral is released on the same terms) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

          SECTION 6.06 ASSET SALES. Except as permitted by Section 10.17, effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:

          (a) disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that, in the reasonable judgment of Borrower, should be replaced, is no longer economically practicable to maintain or is no longer useful in the conduct of the business of the Companies taken as a whole;

          (b) (i) the sale of all or any substantial part of any one (and only one) of (x) the Midcon Assets, (y) the Waha Assets or (z) the North Louisiana Assets; provided that Borrower has elected to have such sale qualify under this Section 6.06(b)(i) pursuant to written notice to Administrative Agent and (ii) other Asset Sales; provided that the aggregate consideration received in respect of all Asset Sales pursuant to this clause (ii) shall not exceed $20.0 million in any four consecutive fiscal quarters of Borrower;

          (c) leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

          (d) the Transactions as contemplated by the Transaction Documents;

          (e) mergers and consolidations in compliance with Section 6.05;

          (f) Investments in compliance with Section 6.04;

          (g) assignments and licenses of Intellectual Property of any Loan Party in the ordinary course of business;

          (h) any Asset Sale by any Subsidiary of Borrower to any Loan Party;

          (i) transfers resulting from Casualty Events so long as the proceeds thereof are applied in accordance with Section 2.10(f);

          (j) any Loan Party may transfer assets as part of the consideration for Investment in a Joint Venture so long as the fair market value of such assets is counted against the amount of Investments allowed under Section 6.04(i);

          (k) any Loan Party may dispose of defaulted receivables and similar obligations in the ordinary course of business; and

          (l) any Loan Party may dispose of non-core assets acquired in a Permitted Acquisition.

          To the extent the Required Lenders waive the provisions of this
Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company and only to the extent that the Lien of the Second Lien Secured Parties on such Collateral is released on the same terms) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

          SECTION 6.07 ACQUISITIONS. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

          (a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.10(c);

          (b) purchases and other acquisitions of tangible or intangible property in the ordinary course of business;

          (c) Investments in compliance with Section 6.04;

          (d) leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

          (e) the Transactions as contemplated by the Transaction Documents and the Amendment Transactions as contemplated by the Amendment Transaction Documents;

          (f) Permitted Acquisitions; and

          (g) mergers and consolidations in compliance with Section 6.05;

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or
Section 5.12, as applicable.

          SECTION 6.08 DIVIDENDS. Except as permitted by Section 10.17, authorize, declare, pay or set aside funds for the express purpose of making, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

          (a) Dividends by any Company to Borrower or to any Guarantor that is a Wholly Owned Subsidiary of Borrower;

          (b) payments to Holdings to permit Holdings, and the subsequent use of such payments by Holdings, to repurchase or redeem, or dividends to any other Parent Company to repurchase or redeem, Qualified Capital Stock of any Parent Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company or any Parent Company, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $5.0 million;

          (c) (A) to the extent actually used by any Parent Company to pay such taxes, costs and expenses, payments by Borrower or any Parent Company to or on behalf of any Parent Company in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of such Parent Company, and (B) payments by Borrower or any Parent Company to or on behalf of any Parent Company in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of such Parent Company in an aggregate amount not to exceed $2.5 million in any fiscal year for all Parent Companies;

          (d) Permitted Tax Distributions;

          (e) payments to Holdings, and by Holdings to any Subsidiary of Sponsor, so long as Holdings or such Subsidiary of Sponsor uses such payments to make payments pursuant to Section 6.09(e);

          (f) payments to Holdings, and by Holdings to any Subsidiary of Sponsor, at any time up to the amount of the Excess Cash Flow Basket then in effect;

          (g) cash payments by Holdings to be made in lieu of the issuance of fractional shares in connection with the exercise of any options, warrants and similar rights for Equity Interests in any Parent Company; and

          (h) so long as no Default or Event of Default has occurred or is continuing either prior to or after giving effect to such Dividends, Dividends to Holdings, and by Holdings to holders of its Equity Interests, at any time after an IPO up to the amount of Available Cash.

          SECTION 6.09 TRANSACTIONS WITH AFFILIATES. Except as permitted by
Section 10.17, enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among the Loan Parties), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that the following shall be permitted:

          (a) Dividends permitted by Section 6.08;

          (b) Investments permitted by Sections 6.04(e) and (f);

          (c) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of Borrower;

          (d) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

          (e) so long as no Event of Default exists (except that an Event of Default shall not prohibit the payment of reimbursable reasonable out-of-pocket expenses), the payment of (i) regular management fees and reimbursable reasonable out-of-pocket expenses to Sponsor or its Affiliates in the amounts and at the times specified in the Monitoring and Oversight Agreement, as in effect on the Closing Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the Closing Date; provided that payments thereunder shall in any event not exceed $2.5 million per fiscal year plus any reimbursable reasonable out-of-pocket expenses and (ii) transaction fees and reimbursable reasonable out-of-pocket expenses to Sponsor or its Affiliates in the amounts and at the times specified in the Financial Advisory Agreement, as in effect on the Closing Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the Closing Date;

          (f) the existence of, and the performance by any Loan Party of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Amendment Effectiveness Date and which has been disclosed to the Lenders as in effect on the Amendment Effectiveness Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by any Loan Party of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Amendment Effectiveness Date shall only be permitted by this Section 6.09(f) to the extent not more adverse to the interest of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Amendment Effectiveness Date;

          (g) sales of Qualified Capital Stock of Holdings to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

          (h) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of Holdings; and

          (i) the Transactions as contemplated by the Transaction Documents.

          SECTION 6.10 FINANCIAL COVENANTS.

          (a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, for the last day of any Test Period ending during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

                PERIOD                  LEVERAGE RATIO
                ------                  --------------
Closing Date - March 31, 2005             5.75 to 1.0

April 1, 2005   - September 30, 2005      5.50 to 1.0
October 1, 2005 - March 31, 2006          5.25 to 1.0
April 1, 2006   - September 30, 2006      5.00 to 1.0
October 1, 2006 - December 31, 2006       4.75 to 1.0
January 1, 2007 - December 31, 2007       4.00 to 1.0
January 1, 2008 - December 31, 2008       3.50 to 1.0
January 1, 2009 - Final Maturity Date     3.00 to 1.0

          (b) Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, for the last day of any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

                                           INTEREST
                PERIOD                  COVERAGE RATIO
                ------                  --------------
Closing Date    - September 30, 2005      2.50 to 1.0
October 1, 2005 - June 30, 2006           2.75 to 1.0
July 1, 2006    - December 31, 2006       3.00 to 1.0
January 1, 2007 - December 31, 2007       3.25 to 1.0
January 1, 2008 - December 31, 2008       3.50 to 1.0
January 1, 2009 - Final Maturity Date     4.00 to 1.0

          (c) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures made in any period set forth below, to exceed the amount set forth opposite such period below:

                PERIOD                  AMOUNT (IN MILLIONS)
                ------                  --------------------
January 1, 2004 - December 31, 2004            $2 4.0
January 1, 2005 - December 31, 2005            $150.0
January 1, 2006 - December 31, 2006            $ 30.0
January 1, 2007 - December 31, 2007            $ 30.0
January 1, 2008 - December 31, 2008            $ 30.0
January 1, 2009 - December 31, 2009            $ 30.0
January 1, 2010 - Final Maturity Date          $ 15.0

; provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10(c) for such fiscal year (before giving effect to any carryover), then such shortfall (without giving effect to clause (z) below) may be added to the amount of Capital Expenditures permitted under this Section 6.10(c) for the immediately succeeding (but not any other) fiscal year, (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover) and (z) the amount set forth in the table above for any period may be increased by the amount of Net Cash Proceeds of Excluded Issuances designated for Capital Expenditures for such period during such period and the amount of the Excess Cash Flow Basket in effect at any time.

          SECTION 6.11 PREPAYMENTS OF OTHER INDEBTEDNESS; MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS AND OTHER DOCUMENTS, ETC. Directly or indirectly:

          (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any outstanding Subordinated Indebtedness, except as otherwise permitted by this Agreement;

          (b) prepay any principal of or premium under the Second Lien Agreement; provided that (i) Borrower may prepay Second Lien Loans at a time when all Term Loans have been repaid in full and no Revolving Loans or Letters of Credit (unless cash collateralized on terms reasonably acceptable to the Administrative Agent) are outstanding (including after giving effect to such prepayment under the Second Lien Agreement) if and to the extent such prepayment is not with Net Cash Proceeds or Excess Cash Flow required to be used to repay Loans and/or reduce Revolving Commitments under Section 2.10(c), (d), (e), (f), or (g) or (ii) Borrower may prepay the Second Lien Loans in their entirety with the proceeds of the New Term Loans;

          (c) amend or otherwise change the terms of the Second Lien Loan Documents or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to (i) increase the interest rate applicable thereto, (ii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (iii) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default, increase any grace period related thereto or otherwise make such event of default more favorable to the Loan Parties) or add any event of default, (iv) change any financial maintenance covenant therein in a manner that would not preserve, on equivalent economic terms, the absolute or percentage difference (whichever is greater) that exists on the date hereof between such numerical threshold or limitation herein and the corresponding threshold or limitation in the Second Lien Agreement or add any new financial maintenance covenant, (v) change the prepayment provisions of the Second Lien Agreement if such change would have the effect of increasing prepayments thereunder or making such prepayments due earlier or add any mandatory prepayments thereto, (vi) change the subordination provisions thereof (or of any guaranty thereof), (vii) change or release any collateral therefor, or (viii) make any other amendment thereof or change thereto, if the effect of such amendment or change with all other amendments or changes made, is to increase materially the obligations of the obligors thereunder or to confer any additional rights on the lenders under the Second Lien Agreement (or a representative on their behalf) that would be adverse to the Loan Parties or any Lender;

          (d) amend or modify, or permit the amendment or modification of, any provision of any Transaction Document (other than the Second Lien Loan Documents) or the documents governing the Regency Equity Financing in any manner that is adverse in any material respect to the interests of the Lenders; or

          (e) except as permitted by Section 10.17, terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement) as a "security" under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided that Holdings may issue such Equity Interests, so long as such issuance is not prohibited by
     Section 6.13 or any other provision of this Agreement, and may amend its Organizational Documents to authorize any such Equity Interests.

          SECTION 6.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the Second Lien Agreement; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (vi) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (vii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (viii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; (ix) without affecting the Loan Parties' obligations under Section 5.11, customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person; (x) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xi) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xii) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person's Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; or (xiii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii) or (viii) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

          SECTION 6.13 LIMITATION ON ISSUANCE OF CAPITAL STOCK.

          (a) With respect to Holdings, issue any Equity Interest that is not Qualified Capital Stock.

          (b) Except as permitted by Section 10.17, with respect to Borrower or any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Borrower or Holdings formed after the Closing Date in accordance with Section 6.14 may issue Equity Interests to Borrower or the Subsidiary of Borrower or Holdings, as applicable, which is to own such Equity Interests; and (iii) Borrower may issue common stock that is Qualified Capital Stock to Holdings. All Equity Interests issued in accordance with this
Section 6.13(b) shall, to the extent required by Sections 5.11 and 5.12 or any Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.

          SECTION 6.14 LIMITATION ON CREATION OF SUBSIDIARIES. Except as permitted by Section 10.17, establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, (x) Borrower may (i) establish or create one or more Wholly Owned Subsidiaries of Borrower, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.04(f) or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition and (y) Holdings may at any time after the Closing Date create Wholly Owned Subsidiaries to effect the Specified IPO that constitute (i) the general partner of the limited partnership that is the general partner of the Master Limited Partnership being used to effect the Specified IPO, (ii) the limited partnership that is the general partner of the Master Limited Partnership being used to effect the Specified IPO and (iii) the Master Limited Partnership being used to effect the Specified IPO, so long as, in the case of clause (x) only, Section 5.11(b) shall be complied with.

          SECTION 6.15 BUSINESS.

          (a) Except as permitted by Section 10.17, with respect to Holdings, engage in any business activities or have any properties or liabilities, other than (i) its ownership of the Equity Interests of Borrower, (ii) obligations under the Loan Documents, the Second Lien Loan Documents, the Acquisition Documents and relating to the Transactions and (iii) activities and properties incidental to the foregoing clauses (i) and (ii) and the maintenance of its existence and legal, tax and accounting matters in connection with any activity otherwise expressly permitted hereunder.

          (b) With respect to Borrower and the Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date as described in the Original Confidential Information Memorandum (or which are reasonably related thereto or are reasonable extensions thereof).

          SECTION 6.16 LIMITATION ON ACCOUNTING CHANGES. Except as set forth on
Schedule 6.16, make or permit any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP.

          SECTION 6.17 FISCAL YEAR. Change its fiscal year-end to a date other than December 31.

          SECTION 6.18 NO FURTHER NEGATIVE PLEDGE. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by
Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Second Lien Agreement, provided that such restriction does not restrict in any manner (directly or indirectly) Liens securing the Obligations; (4) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Secured Obligations; and (5) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary or (e) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3) or (5)(d); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

          SECTION 6.19 ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING.

          (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.19).

          (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.

          SECTION 6.20 EMBARGOED PERSON. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("EMBARGOED PERSON" or "EMBARGOED PERSONS") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law.

                                   ARTICLE VII
                                    GUARANTEE

          SECTION 7.01 THE GUARANTEE. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Hedging Agreement entered into with a counterparty that is a Secured Party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 7.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

          (v) the release of any other Guarantor pursuant to Section 7.09.

          The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

          SECTION 7.03 REINSTATEMENT. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

          SECTION 7.04 SUBROGATION; SUBORDINATION. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party's Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

          SECTION 7.05 REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

          SECTION 7.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

          SECTION 7.07 CONTINUING GUARANTEE. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

          SECTION 7.08 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          SECTION 7.09 RELEASE OF GUARANTORS. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a "TRANSFERRED Guarantor") to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this
Section 7.09 in accordance with the relevant provisions of the Security Documents; provided that such Guarantor is also released from its obligations under the Second Lien Loan Documents on the same terms.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

          SECTION 8.01 EVENTS OF DEFAULT. Upon the occurrence and during the continuance of the following events ("EVENTS OF DEFAULT"):

          (a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

          (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made in or in connection with or pursuant to any Loan Document or the borrowings or issuances of Letters of Credit hereunder or in any notice or certificate delivered hereunder, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), 5.03(a) or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to Borrower;

          (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, other than in the case of the Second Lien Loans, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $5.0 million at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the amount payable by all Companies if such Hedging Obligations were terminated at such time);

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company, or of a substantial part of the property of any Company, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed and unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause
     (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing;

     or (viii) subject to the rights of Subsidiaries of Borrower under Section 6.05(e), wind up or liquidate;

          (i) one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $5.0 million (that are not covered by insurance from an insurance company with an A.M. Best financial strength rating of at least A-, it being understood that even if such amounts are covered by insurance from such an insurance company such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company or such insurance company has not been promptly notified of such amounts or such insurance company is not participating in the defense thereof with customary diligence) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

          (j) one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

          (k) any security interest and Lien purported to be created by any Security Document with respect to any Collateral worth, individually or in the aggregate, in excess of $1.0 million shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected First Priority security interest in and Lien on all of such Collateral (except as otherwise expressly provided in this Agreement or such Security Document)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Loan Party not to be a valid, perfected, First Priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on such Collateral;

          (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations; or

          (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan

Document to the contrary notwithstanding; and in any event, with respect to Holdings or Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

          SECTION 8.02 RESCISSION. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations owing by it that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section 10.02, then upon the written consent of the Required Lenders and written notice to Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Bank to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          SECTION 8.03 APPLICATION OF PROCEEDS. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

          (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          (c) Third, without duplication of amounts applied pursuant to clauses
     (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and Reimbursement Obligations) and any fees, premiums and scheduled periodic payments due under Hedging Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

          (d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations (including Reimbursement Obligations) and any breakage, termination or other payments under Hedging Agreements constituting Secured Obligations and any interest accrued thereon; and

          (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

          In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency. Each Loan Party acknowledges the relative rights, priorities and agreements of the Secured Parties and the Second Lien Secured Parties, as set forth in the Intercreditor Agreement and this Agreement, including as set forth in this
Section 8.03.

          SECTION 8.04 Holdings' Right to Cure.

          (a) Cure Right Mechanics. Notwithstanding anything to the contrary contained in Section 8.01, in the event that Borrower fails to comply with the requirements of Section 6.10(a), (b) or (c), until the expiration of the 10th day subsequent to the date the certificate calculating such covenant is required to be delivered pursuant to Section 5.01(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of Borrower (collectively, the "CURE RIGHT"), and upon the receipt by Borrower of such cash (the "CURE AMOUNT") pursuant to the exercise by Holdings of such Cure Right such covenant shall be recalculated giving effect to the following pro forma adjustments:

          (i) if such Cure Right is exercised with respect to (x) Section 6.10(a) or (b), Consolidated EBITDA shall be increased, solely for the purpose of measuring such covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount and (y) Section 6.10(c), the amount of Capital Expenditures allowed for such period shall be increased, solely for the purpose of measuring such covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

          (ii) If, after giving effect to the foregoing recalculations, Holdings shall then be in compliance with the requirements of all such covenants, Holdings shall be deemed to have satisfied the requirements of such covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of either such covenant that had occurred shall be deemed cured for this purposes of the Agreement.

          (b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised and (c) the Cure Amount shall be no greater than the amount required for purposes of complying with such covenants.

                                   ARTICLE IX
                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          SECTION 9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the Issuing Bank hereby irrevocably appoints UBS AG, Stamford Branch, to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

          SECTION 9.02 RIGHTS AS A LENDER. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

          SECTION 9.03 EXCULPATORY PROVISIONS(a). No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

          (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

          (iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Borrower, a Lender or the Issuing Bank.

          No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

          SECTION 9.04 RELIANCE BY AGENT. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          SECTION 9.05 DELEGATION OF DUTIES. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          SECTION 9.06 RESIGNATION OF AGENT. Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Bank under any of the

Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

          SECTION 9.07 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          SECTION 9.08 NO OTHER DUTIES, ETC.; APPOINTMENT. Anything herein to the contrary notwithstanding, none of the Bookmanagers, Arrangers, Syndication Agent or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Bank hereunder. The Administrative Agent and Borrower may appoint additional or different Syndication Agents and Documentation Agents and amend (or amend and restate) this Agreement to reflect such appointments without the approval of any Lender other than any resigning Syndication Agent or Documentation Agent.

          SECTION 9.09 INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, each Lender also acknowledges that the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by the Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall govern and control.

                                    ARTICLE X
                                  MISCELLANEOUS

          SECTION 10.01 NOTICES.

          (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other


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

communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

          (i)  if to any Loan Party, to Borrower at:

               Regency Gas Services LLC
               1700 Pacific Avenue, Suite 2900
               Dallas, Texas 75201
               Attention: James W. Hunt
               Telecopier No.: (214) 750-1749
               Email: jim.hunt@regencygas.com

               with a copy to:

               HMTF Regency, L.P.
               200 Crescent Court, Suite 1600
               Dallas, TX 75201
               Attention: Jason Downie
               Telecopier No.: (214) 720-7888
               Email: jdownie@hmtf.com

               and

               Vinson & Elkins L.L.P.
               2001 Ross Avenue, Suite 3700
               Dallas, TX 75201
               Attention: Rodney Moore, Esq.
               Telecopier No.: (214) 999-7781
               Email: rmoore@velaw.com

          (ii) if to the Administrative Agent, the Collateral Agent, Swingline Lender or Issuing Bank, to it at:

               UBS AG, Stamford Branch
               677 Washington Boulevard
               Stamford, Connecticut 06901
               Attention: Christopher Aitkin
               Telecopier No.: (203) 719-4176
               Email: Christopher.aitkin@ubs.com

          (iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire; and

          (iv) if to the Swingline Lender, to it at:

               UBS Loan Finance LLC
               677 Washington Boulevard
               Stamford, Connecticut 06901
               Attention: Christopher Aitkin
               Telecopier No.: (203) 719-4176
               Email: Christopher.aitkin@ubs.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

          (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 10.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

          (d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the "COMMUNICATIONS"), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at christopher.aitkin@ubs.com or at such other e-mail address(es) provided to Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

          To the extent consented to by the Administrative Agent in writing from time to time, Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

          Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "PLATFORM"). The Platform is provided "as is" and "as available." The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person's gross negligence or willful misconduct.

          SECTION 10.02 WAIVERS; AMENDMENT.

          (a) Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Required Consents. Subject to Sections 10.02(c) and (d) and the Intercreditor Agreement, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

          (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);

          (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));

          (iii) (A) change the scheduled final maturity of any Loan, (B) postpone the date for payment of any Reimbursement Obligation or any interest or fees payable hereunder, (C) change the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Revolving Maturity Date, in any case, without the written consent of each Lender directly affected thereby;

          (iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

          (v) permit the assignment or delegation by Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

          (vi) release Holdings or all or substantially all of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article
     VII), or limit their liability in respect of such Guarantee, without the written consent of each Lender;

          (vii) release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans pursuant to Sections 2.19 and 2.20 or consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);

          (viii) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Sections 2.02(a), 2.17(d) and 2.18(d), without the written consent of each Lender directly affected thereby;

          (ix) change any provision of this Section 10.02(b) or Section 10.02(c) or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans pursuant to Section
     2.19 or consented to by the Required Lenders);

          (x) change the percentage set forth in the definition of "Required Lenders," "Required Class Lenders," "Required Revolving Lenders" or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

          (xi) change the application of prepayments as among or between Classes under Section 2.10(h), without the written consent of the Required Class Lenders of each Class that is being allocated a lesser prepayment as a result thereof (it being understood that the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not changed and, if additional Classes of Term Loans under this Agreement pursuant to Section 2.19 or consented to by the Required Lenders are made, such new Term Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.10(h));

          (xii) change or waive any provision of Article X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

          (xiii) change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Required Revolving Lenders, the Administrative Agent and the Issuing Bank;

          (xiv) change or waive any provision hereof relating to Swingline Loans (including the definition of "Swingline Commitment"), without the written consent of the Swingline Lender;

          (xv) expressly change or waive any condition precedent in Section 4.02 to any Revolving Borrowing without the written consent of the Required Revolving Lenders; or

          (xvi) change or waive any provision affecting rights applicable only to Lenders holding New Term Loan Commitments without the written consent of the Lenders holding a majority of the New Term Loan Commitments;

provided, further, that

          (1) any waiver, amendment or modification prior to the achievement of a Successful Syndication may not be effected without the written consent of the Arranger (such consent not to be unreasonably withheld or delayed); and

          (2) any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent, the Required Lenders and the Required Second

     Lien Lenders (without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents or adversely affect any Loan Party).

Notwithstanding anything in this Section 10.02 to the contrary, any Increase Joinder or Revolving Loan Joinder may, without the consent of any Lenders other than those participating in such joinder, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section
2.19 or 2.20, as applicable.

          (c) Collateral. Without the consent of any other person, the applicable Loan Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

          (d) Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace such non-consenting Lender or Lenders, so long as all non-consenting Lenders are so replaced (or, at the option of Borrower if the respective non-consenting Lenders' consent is required with respect to less than all Classes of Loans (or related Commitments), to replace only the Commitments and/or Loans of the respective non-consenting Lender that gave rise to the need to obtain such Lender's individual consent), with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

          SECTION 10.03 EXPENSES; INDEMNITY; DAMAGE WAIVER.

          (a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel, and local counsel who specialize in gas and pipeline matters, for the Administrative Agent and/or the Collateral Agent) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel, and local counsel who specialize in gas and pipeline matters, for the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or
(B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

          (b) Indemnification by Borrower. Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) each Lender and the Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel, and local counsel who specialize in gas and pipeline matters, for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, further, that Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any reasonably necessary special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnitees unless, in the reasonable written opinion of outside counsel to such Indemnitees, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest.

          (c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          (e) Payments. All amounts due under this Section shall be payable not later than 3 Business Days after demand therefor.

          SECTION 10.04 SUCCESSORS AND ASSIGNS.

          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this
Section 10.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

          (i) except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5.0 million, in the case of any assignment in respect of Revolving Loans and/or Revolving Commitments, or $1.0 million, in the case of any assignment in respect of Term Loans and/or Term Loan Commitments, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

          (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.04.

          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Stamford, Connecticut a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

          (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender sell participations to any person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative

Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause
(i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

          (e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent.

          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

          SECTION 10.05 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.06 COUNTE RPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.

          (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received a fully executed and effective Amendment Agreement and counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Borrower, the Guarantors, the Agents and the Lenders agree that
(a) all obligations under the Restated Credit Agreement executed on the First Amendment Effectiveness Date, that is amended and restated hereby, shall continue to exist under and be evidenced by this Agreement and the other Loan Documents and shall constitute Obligations and (b) except as expressly stated herein or amended, the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Secured Obligations. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          (b) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          SECTION 10.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

          SECTION 10.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

          (b) Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in
Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

          SECTION 10.10 WAIVER OF JURY TRIAL. Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

          SECTION 10.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, "INFORMATION" means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from Borrower or any of its Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

          SECTION 10.13 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.

          SECTION 10.14 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.15 LENDER ADDENDUM. Each Lender to become a party to this Agreement on the Closing Date, the First Amendment Effectiveness Date or the Amendment Effectiveness Date shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Borrower and the Administrative Agent.

          SECTION 10.16 OBLIGATIONS ABSOLUTE. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

          (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

          (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

          (d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

          (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

          (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

          SECTION 10.17 CONSENT TO TRANSACTIONS ASSOCIATED WITH THE SPECIFIED IPO. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and consent to all transactions entered into or actions taken by the Companies that are (a) set forth in Schedule 10.17, (b) set forth in or contemplated by the Registration Statement as amended and publicly filed through the date hereof, or (c) otherwise necessary or desirable in connection with the Specified IPO and are not adverse to the Lenders in any material manner. In addition, all Guarantees of, and Liens securing any, Obligations (i) granted by the Loan Parties hereunder that are no longer Loan Parties under the Third Amended and Restated Credit Agreement or (ii) the release of which is necessary to accomplish the transactions described in the immediately preceding sentence shall, in each case, be terminated and released by the Collateral Agent (who is hereby authorized to do so by the Administrative Agent, the Issuing Bank and the Lenders) immediately prior to the effectiveness of the Third Amended and Restated Credit Agreement.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        REGENCY GAS SERVICES LLC


                                        By: /s/ STEPHEN L. ARATA
                                            ------------------------------------
                                        Name: Stephen L. Arata
                                              ----------------------------------
                                        Title: Executive Vice President and
                                               ---------------------------------
                                               Chief Financial Officer
                                               ---------------------------------

                                        REGENCY ACQUISITION LLC


                                        By: /s/ STEPHEN L. ARATA
                                            ------------------------------------
                                        Name: Stephen L. Arata
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        REGENCY WAHA LP, LLC
                                        REGENCY NGL GP, LLC
                                        REGENCY GAS MARKETING GP, LLC
                                        REGENCY WAHA GP, LLC
                                        REGENCY INTRASTATE GAS LLC
                                        REGENCY MIDCON GAS LLC
                                        REGENCY LIQUIDS PIPELINE LLC
                                        REGENCY GAS GATHERING AND PROCESSING LLC
                                        GULF STATES TRANSMISSION CORPORATION
                                        REGENCY NGL MARKETING LP

                                        By: Regency NGL GP, LLC,
                                            its General Partner


                                        REGENCY GAS MARKETING LP

                                        By: Regency Gas Marketing GP, LLC,
                                            its General Partner


                                        REGENCY GAS SERVICES WAHA, LP

                                        By: Regency Waha GP, LLC,
                                            its General Partner


                                        By: /s/ STEPHEN L. ARATA
                                            ------------------------------------
                                        Name: Stephen L. Arata
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        UBS SECURITIES LLC, as Arranger


                                        By: /s/ JOHN C. CROCKETT
                                            ------------------------------------
                                        Name: John C. Crockett
                                              ----------------------------------
                                        Title: Executive Director
                                               ---------------------------------


                                        By: /s/ WARREN JERVEY
                                            ------------------------------------
                                        Name: Warren Jervey
                                              ----------------------------------
                                        Title: Director and Counsel, Region
                                               ---------------------------------
                                               America Legal
                                               ---------------------------------


                                        UBS AG, STAMFORD BRANCH, as Issuing
                                        Bank, Administrative Agent and
                                        Collateral Agent


                                        By: /s/ ANTHONY N. JOSEPH
                                            ------------------------------------
                                        Name: Anthony N. Joseph
                                              ----------------------------------
                                        Title: Director, Banking Products
                                               ---------------------------------
                                               Services, US
                                               ---------------------------------


                                        By: /s/ JOSELIN FERNANDES
                                            ------------------------------------
                                        Name: Joselin Fernandes
                                              ----------------------------------
                                        Title: Associate Director, Banking
                                               ---------------------------------
                                               Product's Services, US
                                               ---------------------------------


                                        UBS AG, LOAN FINANCE LLC,
                                        as Swingline Lender


                                        By: /s/ ANTHONY N. JOSEPH
                                            ------------------------------------
                                        Name: Anthony N. Joseph
                                              ----------------------------------
                                        Title: Director, Banking Products
                                               ---------------------------------
                                               Services, US
                                               ---------------------------------


                                        By: /s/ JOSELIN FERNANDES
                                            ------------------------------------
                                        Name: Joselin Fernandes
                                              ----------------------------------
                                        Title: Associate Director, Banking
                                               ---------------------------------
                                               Product's Services, US
                                               ---------------------------------

                                        BANK OF AMERICA, N.A., as Syndication
                                        Agent


                                        By: /s/ GREGORY B. HANSON
                                            ------------------------------------
                                        Name: Gregory B. Hanson
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        FORTIS CAPITAL CORP., as
                                        Co-Documentation Agent


                                        By: /s/ DARRELL HOLLEY
                                            ------------------------------------
                                        Name: Darrell Holley
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        By: /s/ CASEY LOWARY
                                            ------------------------------------
                                        Name: Casey Lowary
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                        NATEXIS BANQUES POPULAIRES, as
                                        Co-Documentation Agent


                                        By: /s/ TIMOTHY L. POLVADO
                                            ------------------------------------
                                        Name: Timothy L. Polvado
                                              ----------------------------------
                                        Title: Vice President and Group Manager
                                               ---------------------------------


                                        By: /s/ LOUIS P. LAVILLE, III
                                            ------------------------------------
                                        Name: Louis P. Laville, III
                                              ----------------------------------
                                        Title: Vice President and Group Manager
                                               ---------------------------------

Accepted and Agreed by:

ALLIED IRISH BANKS, P.L.C.,
as retiring co-documentation agent


By: /s/ VAUGHN BUCK
    ---------------------------------
Name: Vaughn Buck
      -------------------------------
Title: Director
       ------------------------------


By: /s/ AIDAN LONIGAN
    ---------------------------------
Name: Aidan Lonigan
      -------------------------------
Title: Vice President
       ------------------------------

                                                                         ANNEX I

                                APPLICABLE MARGIN

                   REVOLVING LOANS        TERM LOANS
    TOTAL        ------------------   -----------------   APPLICABLE
LEVERAGE RATIO   EURODOLLAR    ABR    EURODOLLAR    ABR       FEE
--------------   ----------   -----   ----------   ----   ----------
LEVEL I             2.75%     1.75%      2.75%     1.75%     0.50%
> or = 4.0:1.0

LEVEL II            2.50%     1.50%      2.75%     1.75%     0.50%
< 4.0:1.0 BUT
> or = 3.0:1.0

LEVEL III           2.25%     1.25%      2.75%     1.75%     0.50%
< 3.0:1.0

          Upon the issuance of the New Term Loans, the Applicable Margin for all Loans shall automatically be reduced to 2.25% for Eurodollar Loans and 1.25% for ABR Loans and the grid above shall no longer be applicable.

          Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective with respect to all Revolving Loans and Letters of Credit outstanding on and after the date of receipt by the Administrative Agent of the financial statements and certificates required by
Section 5.01(a) or (b) and Section 5.01(c), respectively, indicating such change until the date immediately preceding the next date of receipt of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the Leverage Ratio shall be deemed to be in Level I (i) from the Amendment Effectiveness Date to the date of receipt by the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c) for any fiscal period ended after the Amendment Effectiveness Date, (ii) at any time during which Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and
Section 5.01(c), respectively, and (iii) at any time during the existence of an Event of Default.

                                 SCHEDULE 10.17

                 TRANSACTIONS ASSOCIATED WITH THE SPECIFIED IPO

BEFORE CLOSING OF SPECIFIED IPO:

          1. Regency Acquisition LLC ("Holdings") forms a Delaware limited liability company (an "LLC") named Regency GP LLC ("GP LLC") to which Holdings contributes $1,000 in exchange for all the interest in GP LLC.

          2. GP LLC and Holdings form a Delaware limited partnership named Regency GP LP (the "GP") to which GP LLC and Holdings contribute $.01 and $999.99 in exchange for a .001% general partner interest and a 99.999% limited partner interest, respectively.

          3. The GP and Holdings form a Delaware limited partnership named Regency Energy Partners LP ("Regency MLP") to which the GP and Holdings contribute $20 and $980 in exchange for a 2% general partner interest and a 98% limited partner interest, respectively.(1)

          4. Holdings forms a Delaware LLC named Regency OLP GP LLC (or such other name as is set forth in the Registration Statement) (the "OLP GP") to which it contributes $1,000 in exchange for all of the interest in the OLP GP.

          5. HMTF Regency, L.P. ("HMTF") forms a Delaware LLC named Regency Holdings LLC (or such other name as is set forth in the Registration Statement) ("Regency Holdings") to which HMTF contributes $1,000 in exchange for all of the interest in Regency Holdings.

IMMEDIATELY BEFORE CLOSING OF SPECIFIED IPO:

          6. Gulf States Transmission Corporation ("Gulf States") files articles of conversion and converts to an LLC named Gulf States Transmission LLC (or such other name as is set forth in the Registration Statement) ("Gulf States LLC").(2)

          7. Holdings conveys a .001% interest in Regency Gas Services LLC ("Borrower") to the OLP GP as a capital contribution.

          8. Borrower files articles of conversion and converts to a limited partnership named Regency Gas Services LP ("Borrower LP") designating the OLP GP as the general partner and Holdings as the limited partner.

----------
(1) The limited partner interest acquired by Holdings in this step will be redeemed for the amount paid for it as the last step at closing.

(2)  This step will only be taken if (a) Louisiana has a conversion statute and
     (b) Gulf States has not been sold.

          9. HMTF conveys a .001% interest in Holdings to Regency Holdings as a capital contribution.

          10. Holdings files articles of conversion and converts to a limited partnership named Regency Acquisition, L.P. (or such other name as is set forth in the Registration Statement) ("Holdings LP") designating Regency Holdings as the general partner and HMTF as the limited partner.

          11. All direct and indirect subsidiaries of Borrower LP (the "Subs") distribute their working capital assets (cash and accounts receivable) (the "Working Capital") to Borrower LP (through any intermediate entities) and Borrower LP, in turn, distributes the Working Capital to Holdings (.001% on behalf of the OLP GP).

          12. Holdings conveys a part of its limited partner interest in Borrower LP to the GP (the "Interest") with a value equal to 2% of the equity value of Regency MLP at the end of the closing (.001% on behalf of GP LLC).(3)

AT CLOSING OF SPECIFIED IPO:

          13. The GP conveys the Interest to Regency MLP in exchange for (a) a continuation of its 2% general partner interest and (b) the incentive distribution rights (the "IDRs").

          14. Holdings conveys the interest in the OLP GP and the rest of its limited partner interest in Borrower LP to Regency MLP in exchange for (a) subordinated units ("Sub Units") representing limited partner interests in Regency MLP, (b) common units ("Common Units") representing limited partner interests in Regency MLP and (c) the right to receive a certain amount of cash to reimburse it for certain capital expenditures incurred by it or an affiliate; and

          15. The public, pursuant to the initial public offering, contributes cash to Regency MLP in exchange for Common Units representing limited partner interests in Regency MLP.

          16. Regency MLP (a) pays transaction expenses (including $10 million in fees to terminate a financial advisory and monitoring and oversight agreement with an affiliate with Hicks, Muse, Tate & Furst Incorporated), (b) distributes cash to Holdings to reimburse it for certain capital expenditures, and (c) contributes cash to Borrower LP which, in turn, contributes such cash to the Subs to replenish working capital.

          17. Borrower LP distributes a .001% interest in Regency Waha LP, LLC ("Waha") to the OLP GP (99.999% on behalf of Regency MLP).

          18. Waha files articles of conversion and converts to a limited partnership designating the OLP GP as the general partner and Borrower LP as the limited partner.

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(3)  "On behalf of" means this step will be documented as if that asset went through the entity on behalf of which the conveyance was made.


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

AT OR AFTER CLOSING OF SPECIFIED IPO:

          19. Holdings distributes to HMTF (.001% on behalf of Regency Holdings) a portion of the Common and Sub Units and the cash it received in the prior steps and, when received, the cash from the collection of accounts receivable distributed to it in the prior steps; in turn, HMTF distributes that cash to its owners.

          20. Owners of class B units in HMTF exchange those units for class D units (which track the interest in the GP) and the Common and Sub Units owned by HMTF.

          21. If the underwriters exercise any part or all of the over allotment option (the "Shoe"), Regency MLP uses the proceeds to redeem from Holdings a number of Common Units equal to the number sold pursuant to the exercise of the Shoe and to reimburse Holdings for certain capital expenditures incurred by it or an affiliate.


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